Exhibit 99.1
Quarterly Earnings and
Supplemental Operating and Financial Data
For the Three and Twelve Months Ended December 31, 2007

LEXINGTON REALTY TRUST
SUPPLEMENTAL REPORTING PACKAGE
For the Three and Twelve Months Ended December 31, 2007
This Quarterly Earnings and Supplemental Operating and Financial Data contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the control of Lexington Realty Trust (“Lexington”) which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission (the “SEC”) filed with the SEC, including risks related to, (i) the failure to integrate our operations and properties with those of Newkirk Realty Trust, (ii) the failure to continue to qualify as a real estate investment trust, (iii) changes in general business and economic conditions, (iv) competition, (v) increases in real estate construction costs, (vi) changes in interest rates, or (vii) changes in accessibility of debt and equity capital market. Copies of periodic reports Lexington files with the SEC are available on Lexington’s website at www.lxp.com and may be obtained free of charge by calling Lexington at 212-692-7200. Forward-looking statements, which are based on certain assumptions and describe the Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects” or similar expressions. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

Lexington Realty Trust
TRADED: NYSE: LXP
One Penn Plaza, Suite 4015
New York NY 10119-4015
Contact:
Investor or Media Inquiries, T. Wilson Eglin- Chief Executive Officer
Lexington Realty Trust
Phone: (212) 692-7200 E-mail:tweglin@lxp.com
FOR IMMEDIATE RELEASE
Wednesday, February 27, 2008
LEXINGTON REALTY TRUST REPORTS FOURTH QUARTER 2007 RESULTS
New York, NY – February 27, 2008 – Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust (REIT) focused on single-tenant real estate investments, today announced results for the fourth quarter and year ended December 31, 2007. All per share amounts are on a diluted basis. (1)
Fourth Quarter 2007 Highlights
•	Total gross revenues of $122.3 million

•	Company Funds From Operations (“Company FFO”) of $21.3 million or $0.20 per share(2)

•	19 new and renewal leases executed, totaling 1.9 million square feet

•	$243.8 million in real estate dispositions

•	Formed new co-investment program, raising $121.7 million in cash

•	2.6 million common shares/units repurchased at an average price of $17.72 per share/unit

•	$2.475 common share/unit dividend/distribution declared, including $2.10 special common share/unit dividend/distribution.

(1)	Including common shares issuable upon the redemption of all operating partnership units and conversion of all Series C Cumulative Convertible Preferred shares.

(2)	See the last page of this press release for a reconciliation of GAAP net income to Company FFO and an explanation of the calculation of Company FFO.
COMMENTS FROM MANAGEMENT
T. Wilson Eglin, President and Chief Executive Officer of Lexington stated, “We are pleased with our accomplishments in the fourth quarter. Pursuant to our Strategic Restructuring Plan, we sold $243.8 million of properties, bringing total disposition volume for the year to $473.0 million, and closed $408.5 million into our specialty property co-investment program. In addition, we continued to do well on the leasing front with 19 leases signed or extended, bringing our total for the year to 108 leases signed or extended, totaling 5.9 million square feet, and ended the quarter at 96% occupancy.”
Patrick Carroll, Chief Financial Officer, commented, “Funds from operations for the fourth quarter were impacted by impairment charges totaling $22.7 million related to three vacant properties formerly leased to tenants in the automotive industry and several bond investments in the Concord joint venture, debt prepayment costs of $5.5 million relating to property sales that generated $70.9 million in gains, formation costs of $2.3 million relating to our new co-investment program and $5.9 million of lease termination and promoted interest payments received. Together, these items reduced Company FFO by about $0.23 per share. Adjusted for these and similar items in previous quarters, Company FFO was $1.83 per common share in 2007.”
Mr. Eglin added, “Lexington ended the year with $412.1 million of cash, a portion of which was used to pay a special distribution of $2.10 per common share/unit in January, 2008. Including share repurchases, we have directly and indirectly returned over $400 million to our shareholders since January 1, 2007. We

Lexington Realty Trust
believe we continue to have substantial liquidity and financial flexibility, which enables us to act on favorable investment opportunities as they arise.”
FINANCIAL RESULTS
Revenue
For the quarter ended December 31, 2007, revenues increased 145.0% to $122.3 million, compared with revenues of $49.9 million for the quarter ended December 31, 2006. For the year ended December 31, 2007, revenues increased 131.3% to $431.7 million, compared with revenues of $186.7 million for the year ended December 31, 2006. The increases were primarily a result of the December 31, 2006 merger with Newkirk Realty Trust, Inc. and the second quarter 2007 acquisition of 48 properties, which Lexington had previously held in four co-investment programs.
Net Income Allocable to Common Shareholders
For the quarter ended December 31, 2007, net income allocable to common shareholders was $24.2 million, compared to the quarter ended December 31, 2006, which had a loss of $10.4 million. On a per share basis, net income allocable to common shareholders for the quarter ended December 31, 2007 was $0.39, compared with a loss of $0.20 for the comparable period last year. For the year ended December 31, 2007, net income allocable to common shareholders was $50.1 million, or $0.77 per share, as compared to a loss of $8.7 million, or $(0.17) per share, for the same period in 2006.
Company Funds From Operations Applicable to Common Shareholders
For the quarter ended December 31, 2007, Company FFO was $21.3 million, compared with Company FFO for the quarter ended December 31, 2006 of $15.1 million. On a per share basis, Company FFO was $0.20 for the quarter ended December 31, 2007, compared with $0.24 for the same period in 2006. For the year ended December 31, 2007, Company FFO was $180.2 million or $1.63 per share, as compared with $81.6 million or $1.28 per share for the same period in 2006.
Market Capitalization
At December 31, 2007, Lexington’s total market capitalization was approximately $4.9 billion, based on the New York Stock Exchange closing price of Lexington’s common shares on December 31, 2007, and assuming the conversion of all operating partnership units to common shares, the liquidation preference of preferred shares, and the principal balance of total debt outstanding.
Dividend
In December, 2007, Lexington declared a regular quarterly cash dividend/distribution of $0.375 per common share/unit, and a special dividend/distribution of $2.10 per common share/unit which were paid on January 15, 2008, to common shareholders/unitholders of record as of December 31, 2007. On February 21, 2008, Lexington declared a regular quarterly cash dividend/distribution of $0.33 per common share/unit (equal to $1.32 per common share/unit on an annualized basis) which will be paid on April 15, 2008 to shareholders/unitholders of record on March 31, 2008.
Lexington also declared dividends of $0.503125 per Series B Cumulative Redeemable Preferred Share, $0.8125 per Series C Cumulative Convertible Preferred Share, and $0.471875 per Series D Cumulative Convertible Preferred Share. The Series B and Series C Preferred Share dividends are payable on May

Lexington Realty Trust
15, 2008, to shareholders of record of the Series B and Series C Preferred Shares as of April 30, 2008. The Series D Preferred Share dividend is payable April 15, 2008, to shareholders of record of the Series D Preferred Shares as of March 31, 2008.
Share Repurchase Authorization
During the quarter ended December 31, 2007, Lexington’s share repurchase authorization was increased by 5.0 million common shares/units and Lexington repurchased approximately 2.6 million common shares/units at an average price of $17.72 per share/unit. For the year ended December 31, 2007, Lexington repurchased approximately 9.8 million common shares/units at an average price of $19.83 per share/unit, reducing the number of shares/units outstanding to approximately 100.8 million.
2008 EARNINGS GUIDANCE
On February 21, 2008 Lexington announced that it expects Company FFO to be $1.56-$1.64 per share in 2008. This guidance is based on current expectations and is forward looking.
INVESTMENT & DISPOSITION ACTIVITY
Co-Investment Program
In December 2007, Lexington announced that its co-investment program with Inland American Real Estate Trust, Inc. closed on the acquisition of 30 primarily single-tenant net leased assets from Lexington and its subsidiaries for an aggregate purchase price of $408.5 million, including the assumption of non-recourse first mortgage financing secured by certain of the assets. The 30 properties contain an aggregate of approximately 3.5 million net rentable square feet, and are located in 23 states. A second closing of 13 properties for an aggregate purchase price of $335.0 million is expected to occur in 2008, with 11 properties expected to close on or before March 31, 2008 and the remaining two properties expected to close on or before June 30, 2008.
The acquisition of each of the remaining 13 assets by the co-investment program is subject to satisfaction of conditions precedent to closing, including obtaining lender consents, obtaining certain consents and waivers, the continuing financial solvency of the tenants, and certain other customary conditions. Accordingly, Lexington cannot provide any assurance that the acquisition by the co-investment program will be completed.
Acquisitions
For the quarter ended December 31, 2007, Lexington acquired one property for a capitalized cost of $13.7 million.
Dispositions
During the quarter ended December 31, 2007, Lexington sold 20 non-core properties under the disposition program of its previously announced Strategic Restructuring Plan for an aggregate price of $243.8 million.

Lexington Realty Trust
LEASING ACTIVITY
At December 31, 2007, Lexington’s portfolio was approximately 96% leased. For the quarter ended December 31, 2007, Lexington executed 19 leases for approximately 1.9 million square feet. Twelve new leases were executed, (nine office properties, two industrial properties and one retail property) encompassing 666,000 square feet. Seven lease renewals were executed (two office properties, four industrial properties and one retail property) encompassing approximately 1.2 million square feet.
FOURTH QUARTER 2007 CONFERENCE CALL
On Wednesday, February 27, 2008, at 11:00 a.m. Eastern Time, Lexington will host a conference call to discuss its results for the quarter ended December 31, 2007. Lexington’s remarks will be followed by a question and answer period. Interested parties may participate in this conference call by dialing (877) 407-0781 or (201) 689-8568. A taped replay of the call will be available through March 27, 2008 at (877) 660-6853, Account 286, Conference ID 268025.
A live web cast (listen-only mode) of the conference call will be available at www.lxp.com within the Investor Relations section. An online replay will also be available through February 27, 2009.
ABOUT LEXINGTON REALTY TRUST
Lexington Realty Trust is a real estate investment trust that owns, invests in, and manages office, industrial and retail properties net-leased to major corporations throughout the United States and provides investment advisory and asset management services to investors in the net lease area. Lexington shares are traded on the New York Stock Exchange under the symbol “LXP”. Additional information about Lexington is available on-line at www.lxp.com or by contacting Lexington Realty Trust, Investor Relations, One Penn Plaza, Suite 4015, New York, New York 10119-4015.
This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington’s control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the SEC, including risks related to: (1) the failure to successfully complete the strategic restructuring plan, (2) the failure to complete the sale of the remaining 13 assets to the newly formed co-investment program described above, (3) the failure to integrate our operations and properties with those of Newkirk Realty Trust, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, or (9) changes in accessibility of debt and equity capital markets. Copies of periodic reports Lexington files with the SEC are available on Lexington’s website at www.lxp.com. In addition all dividend declarations are subject to the approval of Lexington’s Board of Trustees. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects” or similar expressions. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

Lexington Realty Trust
LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Twelve months ended December 31, 2007 and 2006
(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Gross revenues:
Rental	$110,710	$44,142	$385,898	$165,275
Advisory and incentive fees	1,384	1,027	13,567	4,555
Tenant reimbursements	10,168	4,732	32,282	16,863

Total gross revenues	122,262	49,901	431,747	186,693

Expense applicable to revenues:
Depreciation and amortization	(67,113)	(20,296)	(236,044)	(75,849)
Property operating	(18,448)	(8,731)	(61,095)	(30,947)
General and administrative	(10,692)	(19,667)	(39,389)	(35,514)
Non-operating income	3,219	1,244	10,726	8,913
Interest and amortization expense	(48,494)	(17,440)	(163,628)	(65,097)
Debt satisfaction gains (charges)	(1,209)	7,443	(1,209)	7,228
Impairment loss	(15,500)	(6,100)	(15,500)	(7,221)

Income (loss) before benefit (provision) for income taxes, minority interests, equity in earnings of non-consolidated entities, gains on sale of properties — affiliates and discontinued operations	(35,975)	(13,646)	(74,392)	(11,794)

Benefit (provision) for income taxes	(745)	261	(3,374)	238
Minority interests share of (income) loss	6,796	(115)	2,652	(601)
Equity in earnings of non-consolidated entities	522	1,115	46,467	4,248
Gains on sale of properties-affiliates	17,864	—	17,864	—

Income (loss) from continuing operations	(11,538)	(12,385)	(10,783)	(7,909)

Discontinued operations:
Income from discontinued operations	4,002	4,129	29,561	14,459
(Provision) benefit for income taxes	(687)	—	(3,327)	(73)
Debt satisfaction (charges) gains	(4,265)	(1,287)	(7,950)	4,492
Gains on sales of properties	53,070	4,029	92,878	22,866
Impairment charges	(1,670)	—	(1,670)	(28,209)
Minority interests share of (income) loss	(7,678)	(735)	(21,858)	2,127

Total discontinued operations	42,772	6,136	87,634	15,662

Net income (loss)	31,234	(6,249)	76,851	7,753
Dividends attributable to preferred shares – Series B	(1,590)	(1,590)	(6,360)	(6,360)
Dividends attributable to preferred shares – Series C	(2,519)	(2,519)	(10,075)	(10,075)
Dividends attributable to preferred shares – Series D	(2,926)	—	(10,298)	—

Net income (loss) allocable to common shareholders	$24,199	$(10,358)	$50,118	$(8,682)

Income (loss) per common share – basic:
Income (loss) from continuing operations, after preferred dividends	$(0.30)	$(0.31)	$(0.58)	$(0.47)
Income (loss) from discontinued operations	0.69	0.11	1.35	0.30

Net income (loss) allocable to common shareholders	$0.39	$(0.20)	$0.77	$(0.17)

Weighted average common shares outstanding – basic	62,461,438	52,407,057	64,910,123	52,163,569

Income (loss) per common share – diluted:
Income (loss) from continuing operations, after preferred dividends	$(0.30)	$(0.31)	$(0.58)	$(0.47)
Income (loss) from discontinued operations	0.69	0.11	1.35	0.30

Net income (loss) allocable to common shareholders	$0.39	$(0.20)	$0.77	$(0.17)

Weighted average common shares outstanding – diluted	62,461,438	52,407,057	64,910,123	52,163,569

Lexington Realty Trust
LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2007 (Unaudited) and December 31, 2006
(In thousands, except share and per share data)

	2007	2006
Assets:
Real estate, at cost	$4,095,278	$3,747,156
Less: accumulated depreciation	379,831	276,129

	3,715,447	3,471,027
Properties held for sale — discontinued operations	150,907	69,612
Intangible assets	516,698	468,244
Investment in and advances to non-consolidated entities	226,476	247,045
Cash and cash equivalents	412,106	97,547
Investment in marketable equity securities	2,609	32,036
Deferred expenses	42,040	16,084
Rent receivable — current	25,289	43,283
Rent receivable — deferred	15,303	29,410
Notes receivable	69,775	50,534
Other assets, net	88,513	100,035

	$5,265,163	$4,624,857

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and notes payable	$2,312,422	$2,126,810
Exchangable notes payable	450,000	—
Trust notes payable	200,000	—
Contract rights payable	13,444	12,231
Liabilities — discontinued operations	119,093	6,064
Accounts payable and other liabilities	49,442	25,877
Accrued interest payable	23,507	10,818
Dividends payable	158,168	44,948
Prepaid rent	16,764	10,109
Deferred revenue	217,389	362,815

	3,560,229	2,599,672

Minority interests	765,863	902,741

	4,326,092	3,502,413

Commitments and contingencies
Shareholders’ equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares;
Series B Cumulative Redeemable Preferred, liquidation preference, $79,000, 3,160,000 shares issued and outstanding	76,315	76,315
Series C Cumulative Convertible Preferred, liquidation preference $155,000; 3,100,000 shares issued and outstanding	150,589	150,589
Series D Cumulative Convertible Preferred, liquidation preference $155,000; 6,200,000 shares issued and outstanding in 2007	149,774	—
Special Voting Preferred Share, par value $0.0001 per share; authorized and issued 1 share in 2007 and 2006	—	—
Common shares, par value $0.0001 per share, authorized 400,000,000 shares, 61,064,334 and 69,051,781 shares issued and outstanding in 2007 and 2006, respectively	6	7
Additional paid-in-capital	1,033,332	1,188,900
Accumulated distributions in excess of net income	(468,167)	(294,640)
Accumulated other comprehensive income (loss)	(2,778)	1,273

Total shareholders’ equity	939,071	1,122,444

	$5,265,163	$4,624,857

Lexington Realty Trust
LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE AND FUNDS FROM OPERATIONS PER SHARE
(In thousands, except share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
EARNINGS PER SHARE:
Basic:
Income (loss) from continuing operations	$(11,538)	$(12,385)	$(10,783)	$(7,909)
Less preferred dividends	(7,035)	(4,109)	(26,733)	(16,435)

Income (loss) allocable to common shareholders from continuing operations	(18,573)	(16,494)	(37,516)	(24,344)
Total income (loss) from discontinued operations	42,772	6,136	87,634	15,662

Net income (loss) allocable to common shareholders	$24,199	$(10,358)	$50,118	$(8,682)

Weighted average number of common shares outstanding	62,461,438	52,407,057	64,910,123	52,163,569

Income (loss) per common share - basic:
Income (loss) from continuing operations	$(0.30)	$(0.31)	$(0.58)	$(0.47)
Income (loss) from discontinued operations	0.69	0.11	1.35	0.30

Net income (loss)	$0.39	$(0.20)	$0.77	$(0.17)

Diluted:
Income (loss) allocable to common shareholders from continuing operations	$(18,573)	$(16,494)	$(37,516)	$(24,344)
Incremental income attributed to assumed conversion of dilutive securities	—	—	—	—

Income (loss) allocable to common shareholders from continuing operations	(18,573)	(16,494)	(37,516)	(24,344)
Total income (loss) from discontinued operations	42,772	6,136	87,634	15,662

Net income (loss) allocable to common shareholders	$24,199	$(10,358)	$50,118	$(8,682)

Weighted average number of common shares used in calculation of basic earnings per share	62,461,438	52,407,057	64,910,123	52,163,569
Add incremental shares representing:
Shares issuable upon exercise of employee share options	—	—	—	—
Shares issuable upon conversion of dilutive securities	—	—	—	—

Weighted average number of shares used in calculation of diluted earnings per common share	62,461,438	52,407,057	64,910,123	52,163,569

Income per common share - diluted:
Income (loss) from continuing operations	$(0.30)	$(0.31)	$(0.58)	$(0.47)
Income (loss) from discontinued operations	0.69	0.11	1.35	0.30

Net income (loss)	$0.39	$(0.20)	$0.77	$(0.17)

Lexington Realty Trust
LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE AND FUNDS FROM OPERATIONS PER SHARE (Continued)
(In thousands, except share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
The Company’s Funds from Operations: (1)
Basic and Diluted:
Net income (loss) allocable to common shareholders	$24,199	$(10,358)	$50,118	$(8,682)
Adjustments:
Depreciation and amortization	67,387	21,502	247,611	82,228
Minority interests - OP units	(320)	985	14,547	(1,040)
Amortization of leasing commissions	370	242	1,252	721
Joint venture and minority interest adjustment	(1,056)	4,199	642	21,047
Preferred dividends - Series C	2,519	2,519	10,075	10,075
Gains on sale of properties	(70,934)	(4,029)	(110,742)	(22,866)
Taxes incurred on sale of properties	673	—	2,422	74
Gains on sale of joint venture properties	(1,558)	—	(35,722)	—

Company’s funds from operations	$21,280	$15,060	$180,203	$81,557

Basic:
Weighted average shares outstanding - basic EPS	62,461,438	52,407,057	64,910,123	52,163,569
Operating partnership units	39,748,268	5,622,950	40,057,955	5,630,166
Preferred shares - Series C	5,779,330	5,779,330	5,779,330	5,779,330

Weighted average shares outstanding - basic	107,989,036	63,809,337	110,747,408	63,573,065

Company’s funds from operations per share	$0.20	$0.24	$1.63	$1.28

Diluted:
Weighted average shares outstanding - diluted EPS	62,461,438	52,407,057	64,910,123	52,163,569
Operating partnership units	39,748,268	5,622,950	40,057,955	5,630,166
Preferred shares - Series C	5,779,330	5,779,330	5,779,330	5,779,330
Other	—	20,159	367	22,136

Adjusted weighted average shares outstanding - diluted	107,989,036	63,829,496	110,747,775	63,595,201

Company’s funds from operations per share	$0.20	$0.24	$1.63	$1.28

1 Lexington believes that Funds from Operations (“FFO”) is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington presents FFO because it considers FFO an important supplemental measure of Lexington’s operating performance. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.
Lexington computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). FFO is defined by NAREIT as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.
Lexington includes in its calculation of FFO, which Lexington refers to as the “Company’s funds from operations” or “Company FFO,” Lexington’s operating partnership units and Lexington’s Series C Cumulative Convertible Preferred Shares because these securities are convertible, at the holder’s option, into Lexington’s common shares, and also incentive fees earned from joint ventures. Management believes this is appropriate and relevant to securities analysts, investors and other interested parties because Lexington presents Company FFO on a company-wide basis as if all securities that are convertible, at the holder’s option, into Lexington’s common shares, are converted. Since others do not calculate FFO in a similar fashion, Company FFO may not be comparable to similarly titled measures as reported by others.
# # #

LEXINGTON REALTY TRUST
Major Markets
12/31/2007

		% of Annualized
		GAAP Rent at
	Core Based Statistical Area (2)	12/31/2007 (1)

1	Los Angeles-Long Beach-Santa Ana, CA	10.0%

2	Dallas-Fort Worth-Arlington, TX	9.8%

3	Houston-Sugar Land-Baytown, TX	6.3%

4	New York-Northern New Jersey-Long Island, NY-NJ-PA	5.7%

5	Memphis, TN-MS-AR	3.4%

6	Orlando-Kissimmee, FL	3.3%

7	Baltimore-Towson, MD	3.3%

8	Atlanta-Sandy Springs-Marietta, GA	3.2%

9	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	3.1%

10	Boston-Cambridge-Quincy, MA-NH	2.2%

11	Phoenix-Mesa-Scottsdale, AZ	2.2%

12	Detroit-Warren-Livonia, MI	2.1%

13	Richmond, VA	1.9%

14	Indianapolis-Carmel, IN	1.9%

15	Charlotte-Gastonia-Concord, NC-SC	1.6%

16	Salt Lake City, UT	1.5%

17	Kansas City, MO-KS	1.5%

18	Columbus, OH	1.5%

19	Chicago-Naperville-Joliet, IL-IN-WI	1.4%

20	Seattle-Tacoma-Bellevue, WA	1.4%

21	Cincinnati-Middletown, OH-KY-IN	1.4%

22	San Francisco-Oakland-Fremont, CA	1.3%

23	San Antonio, TX	1.2%

24	Washington-Arlington-Alexandria, DC-VA-MD-WV	1.2%

25	Columbus, IN	1.1%

26	Miami-Fort Lauderdale-Pompano Beach, FL	1.1%

27	Las Vegas-Paradise, NV	1.0%

	Areas which account for 1% or greater of total GAAP rent (3)	75.8%

(1) Calculated by annualizing fourth quarter 2007 GAAP rent recognized for consolidated properties owned as of 12/31/2007.
(2) A Core Based Statistical Area is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(3) Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST
Tenant Industry Diversification
12/31/2007

% of Annualized
GAAP Rent at
Industry Category	12/31/2007 (1)

Finance/Insurance	17.3%

Energy	9.9%

Aerospace/Defense	9.7%

Technology	9.6%

Automotive	8.6%

Food	7.3%

Consumer Products/Other	5.0%

Media/Advertising	5.0%

Healthcare	4.6%

Transportation/Logistics	4.5%

Service	3.2%

Printing/Production	2.4%

Retail Department & Discount	1.9%

Construction Materials	1.9%

Telecommunications	1.6%

Apparel	1.5%

Other	1.5%

Real Estate	1.3%

Retail — Specialty	1.2%

Security	0.9%

Retail — Electronics	0.9%

Health/Fitness	0.1%

Total (2)	100.0%

(1) Calculated by annualizing fourth quarter 2007 GAAP rent recognized for consolidated properties owned as of 12/31/2007.

(2) Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST
Supplemental Reporting Package
Other Revenue Data
12/31/2007

	Annualized GAAP Rent
	at 12/31/07 ($000) (1)	Percentage

Asset Class

Office	$287,216	69.8%
Industrial	$74,172	18.0%
Retail	$24,640	6.0%
Specialty	$25,388	6.2%

	$411,416	100%

Credit Rating

Investment Grade	$232,728	56.6%
Non-Investment Grade	$60,580	14.7%
Unrated	$118,108	28.7%

	$411,416	100%

(1) Calculated by annualizing fourth quarter 2007 GAAP rent recognized for consolidated properties owned as of 12/31/2007.

LEXINGTON REALTY TRUST
Supplemental Reporting Package
Top 10 Tenants or Guarantors
12/31/2007

					% of
			Sq. Ft. Leased	Annualized	Annualized
			as a Percent of	GAAP Rent	GAAP Rent
	Number of		Consolidated	at 12/31/07	at 12/31/2007
Tenant or Guarantor	Leases	Sq. Ft. Leased	Portfolio (2)	($000) (1)	(1) (2)

Raytheon Company	6	2,297,626	5.0%	$27,772	6.8%

Baker Hughes, Inc.	4	1,061,471	2.3%	13,232	3.2%

St. Paul Fire and Marine Insurance Company	1	530,000	1.2%	13,104	3.2%

Dana Corporation	8	2,201,359	4.8%	10,500	2.6%

Bank of America	11	735,253	1.6%	10,420	2.5%

Sanofi-aventis U.S., Inc (Aventis Inc. and Aventis Pharma Holding GmbH)	1	206,593	0.5%	8,836	2.1%

Federal Express Corporation	3	702,976	1.5%	8,216	2.0%

Harcourt Brace & Company (Reed Elsevier, Inc.)	2	915,098	2.0%	7,164	1.7%

Morgan, Lewis & Bockius, LLC	2	293,170	0.6%	6,744	1.6%

Wells Fargo	3	354,732	0.8%	6,616	1.6%

	41	9,298,278	20.4%	$112,604	27.4%

(1) Calculated by annualizing fourth quarter 2007 GAAP rent recognized for consolidated properties owned as of 12/31/2007.
(2) Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 12/31/07

Year of	Date of						Sq.Ft. Leased	Annualized	Annualized	Fixed Rent at
Lease	Lease						or Available	Cash Rent	GAAP Rent	Next Option
Expiration	Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	(1)	($000) (2)	($000) (3)	($000) (4)
OFFICE PROPERTIES
2008	3/25/2008	250 Rittenhouse Cir.	Bristol	PA	—	Jones Apparel Group Inc.	255,019	$1,264	$1,384	$-
	3/31/2008	5757 Decatur Blvd.	Indianapolis	IN	—	Damar	5,756	$40	$40	$-
	5/30/2008	13651 McLearen Rd.	Herndon	VA	—	Boeing Service Company (The Boeing Company)	159,664	$2,868	$2,476	$-
	8/31/2008	17770 Cartwright Rd.	Irvine	CA	—	Associates First Capital Corporation	136,180	$5,752	$3,140	$2,400
	12/19/2008	10 John St.	Clinton	CT	—	Unilever Supply Chain, Inc. (Unilever United States, Inc.)	41,188	$812	$364	$227
	12/31/2008	1500 Hughes Way	Long Beach	CA	—	Raytheon Company	490,054	$16,988	$10,040	$9,291
		2200/2230 & 2222 E. Imperial Hwy. 2	El Segundo	CA	—	Raytheon Company	959,000	$4,023	$2,912	$1,616
2009	3/31/2009	6277 Sea Harbor Dr.	Orlando	FL	—	Harcourt Brace & Company (Reed Elsevier, Inc.)	355,840	$4,644	$3,736	$3,735
		848 Main St. & 849 Front St.	Evanston	WY	—	Bank of the West	7,206	$40	$64	$-
	4/30/2009	5550 Tech Center Dr.	Colorado Springs	CO	—	Federal Express Corporation	61,690	$2,212	$748	$-
	8/31/2009	27016 Media Center Dr.	Los Angeles	CA	—	Sony Electronics, Inc.	20,203	$280	$272	$-
		1311 Broadfield Blvd.	Houston	TX	—	Newpark Drilling Fluids, Inc. (Newpark Resources, Inc.)	52,731	$1,128	$1,136	$-
	9/15/2009	15375 Memorial Dr.	Houston	TX	—	BP America Production Company	327,325	$3,600	$4,252	$-
	9/30/2009	100 Light St.	Baltimore	MD	—	St. Paul Fire and Marine Insurance Company	530,000	$25,832	$13,104	$13,345
		295 Chipeta Way	Salt Lake City	UT	—	Northwest Pipeline Corporation	295,000	$6,320	$6,320	$3,463
		600 Business Center Dr.	Lake Mary	FL	—	JP Morgan Chase Bank	125,155	$3,092	$3,044	$3,203
		550 Business Center Dr.	Lake Mary	FL	—	JP Morgan Chase Bank	125,920	$2,992	$2,944	$3,103
	10/31/2009	10300 Kincaid Dr.	Fishers	IN	—	Bank One Indiana, N.A.	193,000	$3,380	$3,348	$3,381
	11/30/2009	5724 W. Las Positas Blvd.	Pleasanton	CA	—	NK Leasehold	40,914	$828	$680	$-
	12/31/2009	400 Butler Farm Rd.	Hampton	VA	—	Nextel Communications of the Mid-Atlantic, Inc. (Nextel Finance Company)	100,632	$1,340	$1,304	$-
		1701 Market St.	Philadelphia	PA	(6)	Sun National Bank	5,315	$212	$212	$-
2010	1/14/2010	421 Butler Farm Rd.	Hampton	VA	—	Nextel Communications of the Mid-Atlantic, Inc. (Nextel Finance Company)	56,515	$752	$720	$-
	1/31/2010	389-399 Interpace Hwy.	Parsippany	NJ	—	Sanofi-aventis U.S., Inc (Aventis Inc. and Aventis Pharma Holding GmbH)	206,593	$9,012	$8,836	$-
		4848 129th East Ave.	Tulsa	OK	—	Metris Direct, Inc. (Metris Companies, Inc.)	101,100	$1,308	$1,308	$-
	2/10/2010	130 E. Shore Dr.	Glen Allen	VA	—	Capital One Services, Inc.	79,675	$1,008	$1,024	$1,070
	2/28/2010	9950 Mayland Dr.	Richmond	VA	—	Circuit City Stores, Inc.	288,000	$2,860	$2,792	$4,079
	3/31/2010	120 E. Shore Dr.	Glen Allen	VA	—	Capital One Services, Inc.	77,045	$1,016	$1,008	$1,042
	7/31/2010	350 Pine St.	Beaumont	TX	—	Honeywell International, Inc.	7,045	$108	$108	$-
	10/31/2010	12209 W. Markham St.	Little Rock	AR	—	Entergy Arkansas, Inc.	36,311	$236	$236	$237
		13430 N. Black Canyon Fwy.	Phoenix	AZ	—	Bull HN Information Systems, Inc.	64,273	$728	$772	$-
	11/30/2010	6200 Northwest Pkwy.	San Antonio	TX	—	PacifiCare Health Systems, Inc.	142,500	$1,640	$1,620	$1,968
	12/31/2010	100 Barnes Rd.	Wallingford	CT	—	Minnesota Mining and Manufacturing Company	44,400	$604	$604	$475

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 12/31/07

Year of	Date of						Sq.Ft. Leased	Annualized	Annualized	Fixed Rent at
Lease	Lease						or Available	Cash Rent	GAAP Rent	Next Option
Expiration	Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	(1)	($000) (2)	($000) (3)	($000) (4)
2011	2/28/2011	4200 RCA Blvd.	Palm Beach Gardens	FL	—	The Wackenhut Corporation	96,118	$1,812	$1,812	$2,403
	3/31/2011	1311 Broadfield Blvd.	Houston	TX	—	Transocean Offshore Deepwater Drilling, Inc. (Transocean Sedco Forex, Inc.)	103,260	$2,284	$2,276	$-
	4/30/2011	2000 Eastman Dr.	Milford	OH	—	Siemens Product Lifecycle Management Software, Inc.	221,215	$2,924	$2,936	$3,102
	9/30/2011	200 Lucent Ln.	Cary	NC	—	Lucent Technologies, Inc.	124,944	$2,148	$2,216	$-
	11/30/2011	207 Mockingbird Ln.	Johnson City	TN	—	Sun Trust Bank	63,800	$676	$756	$675
	12/20/2011	15 Nijborg	3927 DA Renswoude	The Netherlands	—	AS Watson (Health & Beauty Continental Europe)	17,610	$332	$332	$-
	12/31/2011	200 Milik St.	Carteret	NJ	—	Pathmark Stores, Inc.	149,100	$1,760	$1,488	$1,075
		2050 Roanoke Rd.	Westlake	TX	—	Daimler Chrysler Financial Services Americas, LLC	130,290	$3,660	$3,456	$-
2012	1/31/2012	1275 NW 128th St.	Clive	IA	—	Principal Life Insurance Company	61,180	$800	$800	$935
		4000 Johns Creek Pkwy.	Suwanee	GA	—	Kraft Foods North America, Inc.	73,264	$1,360	$1,384	$-
		26210 and 26220 Enterprise Court	Lake Forest	CA	—	Apria Healthcare, Inc. (Apria Healthcare Group, Inc.)	100,012	$1,808	$1,792	$-
	3/31/2012	3940 South Teller St.	Lakewood	CO	—	Travelers Express, Inc.	68,165	$1,168	$864	$1,295
		1701 Market St.	Philadelphia	PA	(6)	Car-Tel	1,220	$44	$48	$-
		2300 Litton Ln.	Hebron	KY	—	Zwicker & Assoc.	12,356	$76	$80	$-
	5/31/2012	147 Milk St.	Boston	MA	—	Harvard Vanguard Medical Assoc.	52,337	$1,252	$1,244	$-
	6/30/2012	275 South Valencia Ave.	Brea	CA	—	Bank of America NT & SA	637,503	$8,712	$8,796	$-
	8/31/2012	5757 Decatur Blvd.	Indianapolis	IN	—	Allstate Insurance Company	84,200	$1,372	$1,548	$-
		2300 Litton Ln.	Hebron	KY	—	AGC Automotive Americas Co. (AFG Industries, Inc.)	21,542	$204	$204	$-
	10/31/2012	4455 American Way	Baton Rouge	LA	—	Bell South Mobility, Inc.	70,100	$1,072	$1,112	$1,207
	11/7/2012	27016 Media Center Dr.	Los Angeles	CA	—	Playboy Enterprises, Inc.	63,049	$1,400	$1,256	$-
	11/14/2012	2211 South 47th St.	Phoenix	AZ	—	Avnet, Inc.	176,402	$2,204	$2,260	$-
	12/31/2012	3535 Calder Ave.	Beaumont	TX	(7)	Texas State Bank (Prior tenant Wells Fargo & Co.)	49,689	$1,192	$616	$-
		200 Executive Blvd. S	Southington	CT	—	Hartford Fire Insurance Company	153,364	$1,680	$1,624	$-
2013	1/31/2013	810 & 820 Gears Rd.	Houston	TX	—	IKON Office Solutions, Inc.	157,790	$2,232	$2,252	$-
		3476 Stateview Blvd.	Fort Mill	SC	—	Wells Fargo Home Mortgage, Inc.	169,083	$2,952	$3,020	$-
		12600 Gateway Blvd.	Fort Meyers	FL	—	Gartner, Inc.	62,400	$1,064	$1,092	$-
		2300 Litton Ln.	Hebron	KY	—	FTJ FundChoice, LLC	9,164	$40	$48	$-
	3/31/2013	8900 Freeport Pkwy.	Irving	TX	—	Nissan Motor Acceptance Corporation (Nissan North America, Inc.)	268,445	$4,636	$4,888	$-
		3165 McKelvey Rd.	Bridgeton	MO	—	BJC Health System	52,994	$372	$528	$-
	4/30/2013	Sandlake Rd./Kirkman Rd.	Orlando	FL	—	Honeywell International, Inc.	184,000	$960	$1,868	$960
		1900 L. Don Dodson Dr.	Bedford	TX	—	Transamerica Life Insurance Company	56,449	$-	$588	$-
	5/31/2013	6303 Barfield Rd. & 859 Mount Vernon Hwy.	Atlanta	GA	—	International Business Machines Corporation (Internet Security Systems, Inc.)	289,000	$6,480	$6,256	$-
	6/30/2013	2210 Enterprise Dr.	Florence	SC	—	Washington Mutual Home Loans, Inc.	177,747	$1,748	$1,700	$1,750
	7/1/2013	800 Ridgelake Blvd.	Memphis	TN	—	The Kroger Company	75,000	$1,244	$648	$421
	7/31/2013	180 Rittenhouse Cir.	Bristol	PA	—	Jones Apparel Group Inc.	96,000	$1,004	$972	$-

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 12/31/07

Year of	Date of						Sq.Ft. Leased	Annualized	Annualized	Fixed Rent at
Lease	Lease						or Available	Cash Rent	GAAP Rent	Next Option
Expiration	Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	(1)	($000) (2)	($000) (3)	($000) (4)
	8/31/2013	288 North Broad St.	Elizabeth	NJ	—	Bank of America	30,000	$772	$480	$367
		656 Plainsboro Rd.	Plainsboro	NJ	—	Bank of America	4,060	$156	$104	$70
	9/30/2013	9200 S. Park Center Loop	Orlando	FL	(6)	Corinthian Colleges, Inc.	59,927	$1,208	$1,160	$-
	11/30/2013	1110 Bayfield Dr.	Colorado Springs	CO	—	Honeywell International, Inc.	166,575	$1,636	$1,676	$1,713
	12/31/2013	2550 Interstate Dr.	Harrisburg	PA	—	New Cingular Wireless PCS, LLC	81,859	$1,472	$1,448	$-
		2230 East Imperial Hwy. 1	El Segundo	CA	—	Raytheon Company/Direct TV	184,636	$7,972	$7,924	$-
2014	1/31/2014	1701 Market St.	Philadelphia	PA	—	Morgan, Lewis & Bockius, LLC	293,170	$4,460	$4,464	$5,149
		6226 W. Sahara Ave.	Las Vegas	NV	—	Nevada Power Company	282,000	$7,736	$4,008	$2,754
	3/15/2014	101 E. Erie Building	Chicago	IL	—	FCB Worldwide, Inc. (Interpublic Group of Companies, Inc.)	227,569	$4,752	$4,048	$-
	5/31/2014	3480 Stateview Blvd.	Fort Mill	SC	—	Wells Fargo Bank N.A.	169,218	$3,324	$3,448	$-
	7/31/2014	350 Pine St.	Beaumont	TX	—	Entergy Gulf States	125,406	$1,064	$1,264	$-
		16676 Northchase Dr.	Houston	TX	—	Anadarko Petroleum Corporation	101,111	$1,588	$1,628	$-
	9/30/2014	333 Mt. Hope Ave.	Rockway	NJ	—	BASF Corporation	95,500	$2,244	$2,124	$-
	10/31/2014	1409 Centerpoint Blvd.	Knoxville	TN	—	Alstom Power, Inc.	84,404	$1,520	$1,620	$-
		700 US Hwy Route 202-206	Bridgewater	NJ	—	Biovail Pharmaceuticals, Inc. (Biovail Corporation)	115,558	$2,024	$2,848	$-
		2800 Waterford Lake Dr.	Midlothian	VA	—	Alstom Power, Inc.	99,057	$1,892	$2,016	$-
	12/14/2014	5150 220th Ave.	Issaquah	WA	—	OSI Systems, Inc. (Instrumentarium Corporation)	106,944	$1,828	$1,936	$-
		22011 SE 51st St.	Issaquah	WA	—	OSI Systems, Inc. (Instrumentarium Corporation)	95,600	$1,988	$2,148	$-
	12/31/2014	275 Technology Dr.	Canonsburg	PA	—	ANSYS, Inc.	107,872	$1,240	$1,376	$-
		180 South Clinton St.	Rochester	NY	(6)	Frontier Corporation	226,000	$2,900	$2,948	$-
2015	1/31/2015	26555 Northwestern Hwy.	Southfield	MI	—	Federal-Mogul Corporation	187,163	$1,160	$1,420	$-
	4/30/2015	13775 McLearen Rd.	Herndon	VA	—	Equant, Inc. (Equant N.V.)	125,293	$1,896	$2,064	$-
	6/30/2015	389-399 Interpace Hwy.	Parsippany	NJ	—	Cadbury Schweppes Holdings	133,647	$212	$212	$-
	7/1/2015	33 Commercial St.	Foxboro	MA	—	Invensys Systems, Inc. (Siebe, Inc.)	164,689	$3,372	$3,372	$3,024
	7/31/2015	4001 International Pkwy.	Carrollton	TX	—	Motel 6 Operating L.P. (Accor S.A.)	138,443	$2,992	$3,268	$3,612
	8/31/2015	1701 Market St.	Philadelphia	PA	(6)	Parkway Corporation	—	$2,280	$2,280	$-
	9/27/2015	10001 Richmond Ave.	Houston	TX	—	Baker Hughes, Inc.	554,385	$-	$7,376	$6,596
		12645 W. Airport Rd.	Sugar Land	TX	—	Baker Hughes, Inc.	165,836	$-	$1,944	$1,976
	9/30/2015	500 Olde Worthington Rd.	Westerville	OH	—	InVentiv Communications, Inc.	97,000	$1,112	$1,232	$-
2016	3/31/2016	13430 N. Black Canyon Fwy.	Phoenix	AZ	(8)	Money Management International	28,710	$-	$208	$-
	4/30/2016	11511 Luna Rd.	Farmers Branch	TX	—	Haggar Clothing Company (Texas Holding Clothing Corporation and Haggar Corporation)	180,507	$2,116	$3,188	$2,531
	6/30/2016	1600 Viceroy Dr.	Dallas	TX	—	Visiting Nurse Association	48,027	$652	$792	$-
	7/31/2016	13430 N. Black Canyon Fwy.	Phoenix	AZ	—	Associated Billing Services, LLC	17,767	$300	$308	$-
	10/31/2016	104 & 110 South Front St.	Memphis	TN	—	Hnedak Bobo Group, Inc.	37,229	$484	$500	$-
	11/30/2016	4000 Johns Creek Pkwy.	Suwanee	GA	—	Perkin Elmer Instruments, LLC	13,955	$216	$232	$-
	12/31/2016	3701 Corporate Dr.	Farmington Hills	MI	—	TEMIC Automotive of North America, Inc.	119,829	$3,072	$2,444	$3,187

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 12/31/07

Year of	Date of						Sq.Ft. Leased	Annualized	Annualized	Fixed Rent at
Lease	Lease						or Available	Cash Rent	GAAP Rent	Next Option
Expiration	Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	(1)	($000) (2)	($000) (3)	($000) (4)
2017	1/31/2017	6301 Gaston Ave.	Dallas	TX	—	Wells Fargo	16,431	$148	$148	$-
	2/28/2017	4200 RCA Blvd.	Palm Beach Gardens	FL	—	Office Suites Plus	18,400	$-	$416	$-
	4/30/2017	555 Dividend Dr.	Coppell	TX	—	Brinks, Inc.	101,844	$1,548	$1,960	$2,633
	9/30/2017	9201 East Dry Creek Rd.	Centennial	CO	—	The Shaw Group, Inc.	128,500	$2,152	$2,116	$-
2018	5/31/2018	2300 Litton Ln.	Hebron	KY	(8)	Great American Insurance Company	3,145	$-	$-	$-
	6/14/2018	17 Nijborg	3927 DA Renswoude	The Netherlands	—	AS Watson (Health & Beauty Continental Europe)	114,195	$2,956	$2,396	$-
	9/30/2018	1701 Market St.	Philadelphia	PA	(6)	Brinker	8,070	$192	$212	$-
	11/30/2018	4201 Marsh Ln.	Carrollton	TX	—	Carlson Restaurants Worldwide, Inc. (Carlson Companies, Inc)	130,000	$1,868	$1,976	$-
	12/22/2018	5200 Metcalf Ave.	Overland Park	KS	—	Employers Reinsurance Corporation	291,168	$4,200	$4,232	$-
	12/31/2018	2200 & 2222 East Imperial Hwy. 3	El Segundo	CA	—	Raytheon Company	184,636	$5,891	$3,484	$1,616
2019	1/31/2019	1600 Viceroy Dr.	Dallas	TX	—	TFC Services (Freeman Decorating Co.)	110,080	$992	$1,488	$-
	4/1/2019	9201 Stateline Rd.	Kansas City	MO	—	Employers Reinsurance Corporation	155,925	$2,004	$2,004	$-
	6/19/2019	3965 Airways Blvd.	Memphis	TN	—	Federal Express Corporation	521,286	$7,228	$7,064	$5,375
	7/31/2019	500 Jackson St.	Columbus	IN	—	Cummins Engine Company Inc.	390,100	$4,272	$4,540	$4,925
	10/31/2019	10475 Crosspoint Blvd.	Fishers	IN	—	John Wiley & Sons, Inc.	141,047	$2,396	$2,268	$-
	12/31/2019	850-950 Warrenville Rd.	Lisle	IL	—	National Louis University	99,329	$1,236	$1,680	$-
2020	2/14/2020	5600 Broken Sound Blvd.	Boca Raton	FL	(6)	Océ Printing Systems USA, Inc. (Oce-USA Holding, Inc.)	136,789	$2,164	$2,244	$-
	7/8/2020	1460 Tobias Gadsen Blvd.	Charleston	SC	(6)	Hagemeyer North America, Inc.	50,076	$764	$840	$-
2021	2/28/2021	5550 Britton Pkwy.	Hilliard	OH	—	BMW Financial Services NA, LLC	220,966	$2,484	$2,536	$-
	6/30/2021	1415 Wyckoff Rd.	Wall	NJ	—	New Jersey Natural Gas Company	157,511	$2,924	$2,924	$4,224
	11/30/2021	29 S. Jefferson Rd.	Whippany	NJ	—	CAE SimuFlite, Inc.	76,383	$2,240	$2,328	$2,069
2023	3/31/2023	6555 Sierra Dr.	Irving	TX	(7)	TXU Energy Retail Company, LLC (Texas Competitive Electric Holdings Company, LLC)(Prior tenant True North)	247,254	$4,460	$3,828	$-
2025	11/30/2025	11707 Miracle Hills Dr.	Omaha	NE	—	(i) Structure, LLC (Infocrossing, Inc.)	85,200	$1,168	$1,168	$-
	12/31/2025	2005 E. Technology Cir.	Tempe	AZ	—	(i) Structure, LLC (Infocrossing, Inc.)	60,000	$1,128	$1,128	$-
NA	NA	350 Pine St.	Beaumont	TX	—	(Available for Lease)	180,131	$-	$-	$-
		6301 Gaston Ave.	Dallas	TX	—	(Available for Lease)	67,913	$-	$-	$-
		King St.	Honolulu	HI	—	(Available for Lease)	16,558	$-	$-	$-
		160 Clairemont Ave.	Decatur	GA	—	(Available for Lease)	92,960	$-	$-	$-
		13430 N. Black Canyon Fwy.	Phoenix	AZ	—	(Available for Lease)	28,190	$-	$-	$-
		1600 Viceroy Dr.	Dallas	TX	—	(Available for Lease)	91,345	$-	$-	$-
		599 Ygnacio Valley Rd.	Walnut Creek	CA	(7)	(Available for Lease)(Prior tenant Multi-Tenant)	54,528	$208	$208	$-
		1900 L. Don Dodson Dr.	Bedford	TX	—	(Available for Lease)	146,044	$-	$-	$-
		100 E. Shore Dr.	Glen Allen	VA	—	(Available for Lease)	4,156	$-	$-	$-
		2300 Litton Ln.	Hebron	KY	—	(Available for Lease)	34,234	$-	$-	$-
		848 Main St. & 849 Front St.	Evanston	WY	—	(Available for Lease)	8,479	$-	$-	$-
		255 California St.	San Francisco	CA	—	(Available for Lease)	12,354	$-	$-	$-

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 12/31/07

Year of	Date of						Sq.Ft. Leased	Annualized	Annualized	Fixed Rent at
Lease	Lease						or Available	Cash Rent	GAAP Rent	Next Option
Expiration	Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	(1)	($000) (2)	($000) (3)	($000) (4)
		27404 Drake Rd.	Farmington Hills	MI	—	(Available for Lease)	108,499	$-	$-	$-
Various	Various	160 Clairemont Ave.	Decatur	GA	(7)	Multi-Tenant (Prior tenant Allied)	28,726	$1,788	$1,600	$-
		6301 Gaston Ave.	Dallas	TX	—	Multi-Tenant	89,511	$1,232	$1,240	$-
		100 E. Shore Dr.	Glen Allen	VA	—	Multi-Tenant	63,352	$1,004	$1,176	$-
		255 California St.	San Francisco	CA	—	Multi-Tenant	157,492	$3,904	$4,352	$-
		848 Main St. & 849 Front St.	Evanston	WY	—	Multi-Tenant	13,815	$76	$108	$-
		350 Pine St.	Beaumont	TX	—	Multi-Tenant	112,616	$1,396	$1,396	$-
		King St.	Honolulu	HI	—	Multi-Tenant	219,987	$1,404	$1,340	$-
OFFICE TOTAL/WEIGHTED AVERAGE						95.6% Leased	19,168,212	306,658	287,216

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 12/31/07

Year of	Date of						Sq.Ft. Leased	Annualized	Annualized	Fixed Rent at
Lease	Lease						or Available	Cash Rent	GAAP Rent	Next Option
Expiration	Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	(1)	($000) (2)	($000) (3)	($000) (4)
INDUSTRIAL PROPERTIES
2008	1/31/2008	6050 Dana Way	Antioch	TN	—	Comprehensive Logistics	80,000	$400	$400	$-
	2/29/2008	34 East Main St.	New Kingstown	PA	—	Quaker Sales & Distribution, Inc.	179,200	$628	$584	$-
	3/31/2008	6 Doughten Rd.	New Kingstown	PA	—	Carolina Logistics Services	168,000	$160	$160	$-
	4/13/2008	191 Arrowhead Dr.	Hebron	OH	—	Owens Corning Insulating Systems, LLC	102,960	$52	$52	$-
	12/31/2008	1665 Hughes Way	Long Beach	CA	—	Raytheon Company	200,541	$2,984	$1,680	$1,677
		1109 Commerce Blvd.	Swedesboro	NJ	—	Linens-n-Things, Inc.	262,644	$1,260	$1,256	$-
2009	5/31/2009	200 Arrowhead Dr.	Hebron	OH	—	Owens Corning Insulating Systems, LLC	401,260	$1,028	$984	$-
	12/31/2009	75 North St.	Saugerties	NY	—	Rotron Inc. (EG&G)	52,000	$124	$232	$122
2010	4/30/2010	2203 Sherrill Dr.	Statesville	NC	—	LA-Z-Boy Greensboro, Inc. (LA-Z-Boy Inc.)	639,600	$1,648	$1,904	$1,813
	12/31/2010	North Wells Rd.	North Berwick	ME	—	United Technologies Corporation	820,868	$2,344	$2,344	$1,811
2011	3/31/2011	2455 Premier Dr.	Orlando	FL	—	Walgreen Company	205,016	$508	$784	$508
	5/31/2011	291 Park Center Dr.	Winchester	VA	(5)	Kraft Foods North America, Inc.	344,700	$1,608	$1,576	$-
	9/25/2011	3820 Micro Dr.	Millington	TN	—	Ingram Micro, L.P (Ingram Micro, Inc)	701,819	$2,440	$2,372	$2,341
	9/30/2011	1601 Pratt Ave.	Marshall	MI	—	Joseph Campbell Company	53,600	$120	$120	$148
2012	8/4/2012	101 Michelin Dr.	Laurens	SC	—	CEVA Logistics US, Inc. (TNT Holdings BV)	1,164,000	$3,104	$3,304	$2,619
		7111 Crabb Rd.	Temperance	MI	—	CEVA Logistics US, Inc. (TNT Holdings BV)	752,000	$2,076	$2,212	$1,756
	8/31/2012	187 Spicer Dr.	Gordonsville	TN	—	Dana Corporation	148,000	$356	$356	$-
	10/31/2012	43955 Plymouth Oaks Blvd.	Plymouth	MI	—	Tower Automotive Operations USA I, LLC (Tower Automotive Holdings I, LLC)	290,133	$1,884	$1,884	$2,083
	12/31/2012	245 Salem Church Rd.	Mechanicsburg	PA	—	Exel Logistics, Inc. (NFC plc)	252,000	$868	$864	$-
2013	10/31/2013	7150 Exchequer Dr.	Baton Rouge	LA	—	Corporate Express Office Products, Inc. (Buhrmann, N.V.)	79,086	$452	$440	$-
	12/13/2013	3333 Coyote Hill Rd.	Palo Alto	CA	—	Xerox Corporation	202,000	$3,980	$3,480	$3,499
2014	1/2/2014	Moody Commuter & Tech Park	Moody	AL	—	CEVA Logistics US, Inc. (TNT Holdings BV)	595,346	$1,052	$1,052	$1,054
	1/31/2014	1133 Poplar Creek Rd.	Henderson	NC	—	Corporate Express Office Products, Inc. (Buhrmann, N.V.)	196,946	$788	$808	$-
	12/31/2014	3686 South Central Ave.	Rockford	IL	—	Jacobson Warehouse Company, Inc. (Jacobson Transportation Company, Inc.)	90,000	$332	$316	$446
2015	7/31/2015	7005 Cochran Rd.	Glenwillow	OH	—	Royal Appliance Manufacturing Company	458,000	$1,944	$2,152	$2,040
	12/31/2015	749 Southrock Dr.	Rockford	IL	—	Jacobson Warehouse Company, Inc. (Jacobson Transportation Company, Inc.)	150,000	$452	$488	$525
2016	2/28/2016	7670 Hacks Cross Rd.	Olive Branch	MS	—	MAHLE Clevite, Inc. (MAHLE Industries, Inc.)	268,104	$956	$916	$-
	3/31/2016	19500 Bulverde Rd.	San Antonio	TX	—	Harcourt Brace & Company (Reed Elsevier, Inc.)	559,258	$3,332	$3,428	$-
	8/31/2016	10590 Hamilton Ave.	Cincinnati	OH	—	The Hillman Group, Inc.	247,088	$792	$792	$-
	9/30/2016	900 Industrial Blvd.	Crossville	TN	—	Dana Corporation	222,200	$684	$684	$802
2017	2/28/2017	3456 Meyers Ave.	Memphis	TN	—	Sears, Roebuck & Company	780,000	$1,592	$1,696	$1,592
	5/31/2017	50 Tyger River Dr.	Duncan	SC	(6)	Plastic Omnium Exteriors, LLC	218,382	$900	$900	$-
	6/30/2017	7500 Chavenelle Rd.	Dubuque	IA	—	The McGraw-Hill Companies, Inc.	330,988	$1,088	$1,164	$-
	9/30/2017	250 Swathmore Ave.	High Point	NC	—	Steelcase, Inc.	244,851	$1,056	$1,088	$1,165
	10/31/2017	1420 Greenwood Rd.	McDonough	GA	—	Atlas Cold Storage America, LLC	296,972	$2,512	$2,596	$-

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 12/31/07

Year of	Date of						Sq.Ft. Leased	Annualized	Annualized	Fixed Rent at
Lease	Lease						or Available	Cash Rent	GAAP Rent	Next Option
Expiration	Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	(1)	($000) (2)	($000) (3)	($000) (4)
2018	6/30/2018	1650-1654 Williams Rd.	Columbus	OH	—	ODW Logistics, Inc.	772,450	$1,348	$1,344	$1,347
2019	10/17/2019	10345 Philipp Pkwy	Streetsboro	OH	—	L’Oreal USA, Inc.	649,250	$2,292	$2,608	$3,149
2020	3/31/2020	2425 Hwy. 77 North	Waxahachie	TX	—	James Hardie Building Products, Inc. (James Hardie NV)	425,816	$3,400	$3,400	$-
	6/30/2020	3102 Queen Palm Dr.	Tampa	FL	—	Time Customer Service, Inc. (Time, Inc.)	229,605	$1,084	$1,264	$-
	9/30/2020	3350 Miac Cove Rd.	Memphis	TN	—	Mimeo.com, Inc.	107,405	$352	$372	$-
	12/19/2020	1901 Ragu Dr.	Owensboro	KY	—	Unilever Supply Chain, Inc. (Unilever United States, Inc.)	443,380	$5,252	$2,364	$1,802
2021	3/30/2021	121 Technology Dr.	Durham	NH	—	Heidelberg Web Systems, Inc.	500,500	$28	$2,000	$-
	3/31/2021	6050 Dana Way	Antioch	TN	—	W.M Wright Company	338,700	$1,044	$1,044	$-
	5/31/2021	477 Distribution Pkwy.	Collierville	TN	—	Federal Express Corporation	120,000	$480	$404	$-
	11/30/2021	2880 Kenny Biggs Rd.	Lumberton	NC	—	Quickie Manufacturing Corporation	423,280	$1,224	$1,356	$-
	12/31/2021	159 Farley Dr.	Dillon	SC	(6)	Harbor Freight Tools USA, Inc. (Central Purchasing, Inc.)	1,010,859	$2,956	$3,072	$-
2025	6/30/2025	750 N. Black Branch Rd.	Elizabethtown	KY	—	Dana Corporation	539,592	$2,840	$2,840	$2,960
		301 Bill Bryan Rd.	Hopkinsville	KY	—	Dana Corporation	424,904	$1,688	$1,688	$1,756
		10000 Business Blvd.	Dry Ridge	KY	—	Dana Corporation	336,350	$1,344	$1,344	$1,402
		4010 Airpark Dr.	Owensboro	KY	—	Dana Corporation	211,598	$1,208	$1,208	$1,254
		730 N. Black Branch Rd.	Elizabethtown	KY	—	Dana Corporation	167,770	$536	$536	$558
2026	10/30/2026	5001 Greenwood Rd.	Shreveport	LA	—	Libbey Glass, Inc.	646,000	$1,940	$2,164	$-
NA	NA	46600 Port St.	Plymouth	MI	—	(Available for Lease)	134,160	$-	$-	$-
		6050 Dana Way	Antioch	TN	—	(Available for Lease)	258,700	$-	$-	$-
		6 Doughten Rd.	New Kingstown	PA	(7)	(Available for Lease)(Prior tenant Arnold)	162,000	$96	$96	$-
		3350 Miac Cove Rd.	Memphis	TN	—	(Available for Lease)	33,954	$-	$-	$-
		191 Arrowhead Dr.	Hebron	OH	—	(Available for Lease)	147,490	$-	$-	$-
		4425 Purks Rd.	Auburn Hills	MI	—	(Available for Lease)	183,717	$-	$-	$-
INDUSTRIAL TOTAL/WEIGHTED AVERAGE						95.4% Leased	20,025,042	74,616	74,172

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 12/31/07

Year of	Date of						Sq.Ft. Leased	Annualized	Annualized	Fixed Rent at
Lease	Lease						or Available	Cash Rent	GAAP Rent	Next Option
Expiration	Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	(1)	($000) (2)	($000) (3)	($000) (4)
RETAIL PROPERTIES
2008	7/1/2008	1600 East 23rd St.	Chattanooga	TN	—	The Kroger Company	42,130	$708	$348	$-
	10/31/2008	835 Julian Ave.	Thomasville	NC	—	Food Lion, Inc.	21,000	$108	$108	$-
		1000 US Hwy. 17	North Myrtle Beach	SC	—	Food Lion, Inc.	43,021	$144	$244	$-
	12/31/2008	7200 Cradle Rock Way	Columbia	MD	—	GFS Realty, Inc. (Giant Food, Inc.)	57,209	$300	$412	$146
2009	1/31/2009	35400 Cowan Rd.	Westland	MI	—	Sam’s Real Estate Business Trust	101,402	$752	$752	$-
	3/31/2009	228th Ave., N.E.	Redmond	WA	—	Safeway Stores, Inc.	44,718	$504	$508	$279
		2500 E. Carrier Pkwy.	Grand Prairie	TX	—	Safeway Stores, Inc.	49,349	$496	$372	$274
		400 East Meridian Ave.	Milton	WA	—	Safeway Stores, Inc.	44,718	$476	$416	$264
		224th St. & Meridan Ave.	Graham	WA	—	Safeway Stores, Inc.	44,718	$412	$384	$229
		4512 N. Market St.	Spokane	WA	—	Safeway Stores, Inc.	38,905	$376	$264	$208
		Grant Rd. & Craycroft Road	Tucson	AZ	—	Safeway Stores, Inc.	37,268	$364	$304	$202
		N.E.C. 45th St./Lee Blvd.	Lawton	OK	—	Safeway Stores, Inc.	30,757	$332	$204	$185
		1642 Williams Ave.	Grants Pass	OR	—	Safeway Stores, Inc.	33,770	$292	$216	$162
		Bisbee Naco Hwy. & Hwy. 92	Bisbee	AZ	—	Safeway Stores, Inc.	30,181	$272	$204	$152
	9/30/2009	Fort St. Mall, King St.	Honolulu	HI	—	Macy’s Departement Stores, Inc.	85,610	$988	$972	$990
	12/31/2009	4733 Hills & Dales Rd.	Canton	OH	—	Bally’s Total Fitness of the Midwest, Inc. (Bally’s Health & Tennis Corporation)	37,214	$448	$396	$447
		1066 Main St.	Forest Park	GA	—	Bank South, N.A. (Bank of America Corporation)	14,859	$248	$188	$199
		201 West Main St.	Cumming	GA	—	Bank South, N.A. (Bank of America Corporation)	14,208	$244	$288	$198
		3468 Georgia Hwy. 120	Duluth	GA	—	Bank South, N.A. (Bank of America Corporation)	9,300	$164	$152	$133
		2223 North Druid Hills Rd.	Atlanta	GA	—	Bank South, N.A. (Bank of America Corporation)	6,260	$140	$96	$112
		1698 Mountain Industrial Blvd.	Stone Mountain	GA	—	Bank South, N.A. (Bank of America Corporation)	5,704	$116	$88	$95
		4545 Chamblee – Dunwoody Rd.	Chamblee	GA	—	Bank South, N.A. (Bank of America Corporation)	4,565	$108	$76	$88
		956 Ponce de Leon Ave.	Atlanta	GA	—	Bank South, N.A. (Bank of America Corporation)	3,900	$96	$88	$78
		825 Southway Dr.	Jonesboro	GA	—	Bank South, N.A. (Bank of America Corporation)	4,894	$96	$64	$77
2010	5/31/2010	24th St. West & St. John’s Ave.	Billings	MT	—	Safeway Stores, Inc.	40,800	$188	$332	$186
	11/30/2010	4160 Monument Rd.	Philadelphia	PA	—	Pathmark Stores, Inc.	50,000	$404	$728	$404
2011	5/31/2011	12535 S.E. 82nd Ave.	Clackamas	OR	—	Toys “R” Us, Inc.	42,842	$304	$324	$298
		18601 Alderwood Mall Blvd.	Lynnwood	WA	—	Toys “R” Us, Inc.	43,105	$280	$300	$279
		10 South Ave.	Garwood	NJ	—	Pathmark Stores, Inc.	52,000	$276	$1,060	$277
		6910 S. Memorial Hwy.	Tulsa	OK	—	Toys “R” Us, Inc.	43,123	$256	$272	$255
		4811 Wesley St.	Greenville	TX	—	Safeway Stores, Inc.	48,427	$172	$240	$171
	9/30/2011	928 First Ave.	Rock Falls	IL	—	Rock Falls Country Market, LLC (Rock Island Country Market, LLC)	27,650	$76	$96	$140
	12/29/2011	13133 Steubner Ave.	Houston	TX	—	The Kroger Company	52,200	$280	$404	$281
2012	4/30/2012	4121 South Port Ave.	Corpus Christi	TX	—	Cafeteria Operators, LP (Furrs Restaurant Group, Inc.)	10,000	$164	$136	$-
		901 West Expwy.	McAllen	TX	—	Cafeteria Operators, LP (Furrs Restaurant Group, Inc.)	10,000	$164	$164	$-

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 12/31/07

Year of	Date of						Sq.Ft. Leased	Annualized	Annualized	Fixed Rent at
Lease	Lease						or Available	Cash Rent	GAAP Rent	Next Option
Expiration	Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	(1)	($000) (2)	($000) (3)	($000) (4)
		900 South Canal St.	Carlsbad	NM	—	Cafeteria Operators, LP (Furrs Restaurant Group, Inc.)	10,000	$164	$104	$-
		119 North Balboa Rd.	El Paso	TX	—	Cafeteria Operators, LP (Furrs Restaurant Group, Inc.)	10,000	$164	$136	$-
		10415 Grande Ave.	Sun City	AZ	—	Cafeteria Operators, LP (Furrs Restaurant Group, Inc.)	10,000	$164	$264	$-
		402 East Crestwood Dr.	Victoria	TX	—	Cafeteria Operators, LP (Furrs Restaurant Group, Inc.)	10,000	$164	$116	$-
	5/31/2012	Old Mammoth Rd./Meridian Blvd.	Mammoth Lakes	CA	—	Safeway Stores, Inc.	44,425	$412	$576	$410
		3451 Alta Mesa Blvd.	Fort Worth	TX	—	Safeway Stores, Inc.	44,000	$304	$360	$304
		12000 East Mississippi Ave.	Aurora	CO		Safeway Stores, Inc.	24,000	$256	$276	$257
	11/30/2012	101 West Buckingham Rd.	Garland	TX	(7)	Minyard Foods (Prior tenant Safeway)	40,000	$564	$416	$326
		1415 Hwy. 377 East	Granbury	TX	—	Safeway Stores, Inc.	35,000	$352	$332	$203
		205 Homer Rd.	Minden	LA	—	Safeway Stores, Inc.	35,000	$332	$304	$193
		120 South Waco St.	Hillsboro	TX	—	Safeway Stores, Inc.	35,000	$280	$104	$161
2013	2/28/2013	3211 W. Beverly St.	Staunton	VA	—	Food Lion, Inc.	23,000	$164	$164	$166
		291 Talbert Blvd.	Lexington	NC	—	Food Lion, Inc.	23,000	$140	$116	$138
		104 Branchwood Shopping Center	Jacksonville	NC	—	Food Lion, Inc.	23,000	$84	$112	$84
		US 221 & Hospital Rd.	Jefferson	NC	—	Food Lion, Inc.	23,000	$72	$92	$73
		S. Carlina 52/52 Bypass	Moncks Corner	SC	—	Food Lion, Inc.	23,000	$60	$124	$62
	7/1/2013	302 Coxcreek Pkwy.	Florence	AL	—	The Kroger Company	42,130	$660	$312	$223
		1053 Mineral Springs Rd.	Paris	TN	—	The Kroger Company	31,170	$468	$(76)	$159
	10/31/2013	130 Midland Ave.	Port Chester	NY	—	Pathmark Stores, Inc.	59,000	$1,116	$1,196	$458
		Brown Mill Rd./US 601	Concord	NC	—	Food Lion, Inc.	32,259	$196	$164	$197
		5104 North Franklin Rd.	Lawrence	IN	—	Marsh Supermarkets, Inc.	28,721	$192	$192	$193
		502 East Carmel Dr.	Carmel	IN	—	Marsh Supermarkets, Inc.	38,567	$160	$284	$159
		1084 East Second St.	Franklin	OH	—	Marsh Supermarkets, Inc.	29,119	$112	$156	$111
		Little Rock Rd./Tuckaseegee Rd.	Charlotte	NC	—	Food Lion, Inc.	33,640	$96	$152	$98
2014	2/28/2014	9580 Livingston Rd.	Oxon Hill	MD	—	GFS Realty, Inc. (Giant Food, Inc.)	107,337	$204	$272	$164
2015	1/25/2015	3711 Gateway Dr.	Eau Claire	WI	—	Kohl’s Department Stores, Inc.	76,164	$468	$464	$487
	1/31/2015	1700 State Route 160	Port Orchard	WA	—	Save-A-Lot, Ltd.	16,037	$-	$-	$97
2017	3/31/2017	1610 South Westmoreland Ave.	Dallas	TX	—	Malone’s Food Stores	68,024	$360	$480	$376
	4/30/2017	2401 Wooton Pkwy.	Rockville	MD	—	GFS Realty, Inc. (Giant Food, Inc.)	51,682	$116	$152	$92
	11/30/2017	10340 U.S. 19	Port Richey	FL	—	Kingswere Furniture	53,820	$88	$88	$400
2018	2/26/2018	4831 Whipple Ave., N.W.	Canton	OH	—	Best Buy Company, Inc.	46,350	$464	$464	$465
		399 Peach Wood Centre Dr.	Spartanburg	SC	—	Best Buy Company, Inc.	45,800	$396	$396	$395
	8/31/2018	2014 Cottman Ave.	Philadelphia	PA	—	Citizens Bank of Pennsylvania	3,800	$208	$108	$101
		363 West Lancaster Ave.	Wayne	PA	—	Citizens Bank of Pennsylvania	3,800	$200	$132	$97
		2001-03 Broad St.	Philadelphia	PA	—	Citizens Bank of Pennsylvania	3,800	$200	$104	$96
		15 South 52nd St.	Philadelphia	PA	—	Citizens Bank of Pennsylvania	3,800	$188	$88	$90

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 12/31/07

Year of	Date of						Sq.Ft. Leased	Annualized	Annualized	Fixed Rent at
Lease	Lease						or Available	Cash Rent	GAAP Rent	Next Option
Expiration	Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	(1)	($000) (2)	($000) (3)	($000) (4)
		1055 West Baltimore Pike	Lima	PA	—	Citizens Bank of Pennsylvania	3,800	$168	$128	$82
		7323-29 Frankford Ave.	Philadelphia	PA	—	Citizens Bank of Pennsylvania	3,800	$164	$128	$79
		25 East Main St.	Lansdale	PA	—	Citizens Bank of Pennsylvania	3,800	$156	$72	$75
		1025 West Lehigh Ave.	Philadelphia	PA	—	Citizens Bank of Pennsylvania	3,800	$148	$64	$72
		10650 Bustleton Ave.	Philadelphia	PA	—	Citizens Bank of Pennsylvania	3,800	$148	$88	$71
		559 North Main St.	Doylestown	PA	—	Citizens Bank of Pennsylvania	3,800	$148	$100	$71
		4947 North Broad St.	Philadelphia	PA	—	Citizens Bank of Pennsylvania	3,800	$140	$80	$67
		15 Newton – Richboro Rd.	Richboro	PA	—	Citizens Bank of Pennsylvania	3,800	$136	$88	$66
		6201 North 5th St.	Philadelphia	PA	—	Citizens Bank of Pennsylvania	3,800	$44	$32	$21
	12/31/2018	255 Northgate Dr.	Manteca	CA	—	Kmart Corporation	107,489	$1,192	$556	$-
		97 Seneca Trail	Fairlea	WV	—	Kmart Corporation	90,933	$788	$348	$-
		5350 Leavitt Rd.	Lorain	OH	—	Kmart Corporation	193,193	$1,684	$732	$-
		12080 Carmel Mountain Rd.	San Diego	CA	—	Kmart Corporation	107,210	$760	$752	$-
		1150 West Carl Sandburg Dr.	Galesburg	IL	—	Kmart Corporation	94,970	$668	$328	$-
		21082 Pioneer Plaza Dr.	Watertown	NY	—	Kmart Corporation	120,727	$1,120	$480	$-
2021	1/31/2021	3040 Josey Ln.	Carrollton	TX	—	Ong’s Family Inc.	61,000	$240	$404	$-
2028	1/31/2028	2010 Apalachee Pkwy.	Tallahassee	FL	—	Kohl’s Department Stores, Inc.	102,381	$208	$220	$484
	8/31/2028	9803 Edmonds Way	Edmonds	WA	(8)	PCC Natural Markets	34,459	$-	$-	$-
NA	NA	5544 Atlanta Hwy.	Montgomery	AL	(7)	(Available for Lease)(Prior tenant Beasley)	60,698	$132	$116	$-
		Kipling St. & Bowles Ave.	Littleton	CO	—	(Available for Lease)	29,360	$-	$-	$-
		9400 South 755 East	Sandy	UT	—	(Available for Lease)	41,612	$-	$-	$-
		3621 E Lincoln Way	Cheyenne	WY	—	(Available for Lease)	31,420	$-	$-	$-
		1700 State Route 160	Port Orchard	WA	—	(Available for Lease)	11,931	$-	$-	$-
		5402 4th St.	Lubbock	TX	—	(Available for Lease)	53,820	$-	$-	$-
	RETAIL TOTAL/WEIGHTED AVERAGE					93.6% Leased	3,588,655	28,360	24,640

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 12/31/07

Year of	Date of						Sq.Ft. Leased	Annualized	Annualized	Fixed Rent at
Lease	Lease						or Available	Cash Rent	GAAP Rent	Next Option
Expiration	Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	(1)	($000)(2)	($000)(3)	($000)(4)
SPECIALTY ASSETS
2010	8/17/2010	904 Industrial Rd.	Marshall	MI	—	Tenneco Automotive Operating Company, Inc. (Tenneco, Inc.)	195,640	$612	$620	$-
	10/15/2010	601 & 701 Experian Pkwy.	Allen	TX	—	Experian Information Solutions, Inc. (TRW Inc.)	292,700	$3,616	$3,372	$-
2011	5/31/2011	1200 Jupiter Rd.	Garland	TX	—	Raytheon Company	278,759	$1,508	$1,732	$-
	7/15/2011	19019 N. 59th Ave.	Glendale	AZ	—	Honeywell, Inc.	252,300	$2,452	$2,452	$-
2013	6/30/2013	8555 S. River Pkwy.	Tempe	AZ	—	ASM Lithography, Inc. (ASM Lithography Holding NV)	95,133	$2,132	$1,840	$-
	12/31/2013	120 SE Parkway Dr.	Franklin	TN	—	Essex Group, Inc. (United Technologies Corporation)	289,330	$1,476	$952	$735
2014	1/31/2014	1401 & 1501 Nolan Ryan Pkwy.	Arlington	TX	—	Siemens Dematic Postal Automation, L.P.	236,547	$2,384	$2,588	$-
	6/30/2014	70 Mechanic St.	Foxboro	MA	—	Invensys Systems, Inc. (Siebe, Inc.)	251,914	$2,992	$2,624	$2,562
2015	9/27/2015	9110 Grogans Mill Rd.	The Woodlands	TX	—	Baker Hughes, Inc.	275,750	$-	$3,064	$2,756
		2529 W. Thorne Dr.	Houston	TX	—	Baker Hughes, Inc.	65,500	$-	$848	$746
	10/31/2015	3600 Southgate Dr.	Danville	IL	—	Sygma Network, Inc. (Sysco Corporation)	149,500	$932	$932	$1,027
2020	6/30/2020	10419 N. 30th St.	Tampa	FL	—	Time Customer Service, Inc. (Time, Inc.)	132,981	$1,224	$1,292	$-
	11/30/2020	11555 University Blvd.	Sugar Land	TX	—	KS Management Services, LLP (St. Luke’s Episcopal Health System Corporation)	72,683	$1,112	$1,228	$-
2021	10/25/2021	6938 Elm Valley Dr.	Kalamazoo	MI	—	Dana Corporation	150,945	$1,844	$1,844	$-
	SPECIALTY ASSETS TOTAL/WEIGHTED AVERAGE					100.0% Leased	2,739,682	$22,284	$25,388

	TOTAL CONSOLIDATED PORTFOLIO/WEIGHTED AVERAGE					95.62% Leased	45,521,591	$431,918	$411,416

(1)	Square foot leased or vacant includes those tenants with month-to-month leases.

(2)	Annualized cash rent is calculated as follows: quarterly rent obligation for the reported period, multiplied by 4.

(3)	Annualized GAAP rent is calculated as follows: quarterly GAAP rent, multiplied by 4.

(4)	Rent at option rate listed for those lease contracts where a set rent in dollars is specified, as it relates to Fixed Rent at Next Option.

(5)	Lesser of the noted rent or a function of fair market value such as 100%, 95%, or 90%.

(6)	Greater of the noted rent or a function of fair market value such as 100%, 95%, or 90%.

(7)	Rents from tenants prior to expiration of lease, prior tenant has vacated.

(8)	Tenant occupies space, rent has not yet commenced.

LEXINGTON REALTY TRUST
2007 Fourth Quarter Disposition Summary

DISPOSITIONS

				Property	Gross Sale Price	Gain Recognized		GAAP Cap	Month of
	Tenants/Guarantors	Location		Type	($000)	($000)	Cash Cap Rate	Rate	Disposition
1	Macy’s, Inc.	Laguna Hills	CA	Retail	$3,253	$1,202	8.8%	10.6%	Oct
2	Macy’s, Inc.	Pleasanton	CA	Retail	$8,947	$-	13.2%	10.4%	Oct
3	Nordstrom, Inc.	San Diego	CA	Retail	$27,000	$-	5.9%	6.3%	Oct
4	City of San Buenaventura Parking	Ventura	CA	Retail	$6,250	$-	12.6%	13.9%	Oct
5	Vacant	Aurora	CO	Retail	$1,600	$-	N/A	N/A	Oct
6	Ryder Logistics	Waterloo	IA	Industrial	$12,500	$4,342	8.9%	8.0%	Oct
7	North American Van Lines, Inc.	Westmont	IL	Office	$35,700	$9,758	7.2%	7.0%	Oct
8	The Kroger Company	Louisville	KY	Retail	$368	$-	N/A	N/A	Oct
9	The Kroger Company	Louisville	KY	Retail	$3,760	$-	N/A	N/A	Oct
10	The Kroger Company	Columbus	OH	Retail	$3,560	$-	N/A	N/A	Oct
11	Cadence Design Systems	Chelmsford	MA	Office	$13,664	$3,136	7.5%	7.8%	Nov
12	Kaz USA	Southborough	MA	Office	$6,712	$2,459	7.3%	7.6%	Nov
13	SBC/AT&T	Columbus	OH	Industrial	$1,700	$81	7.8%	9.1%	Nov
14	Verizon Wireless, Inc.	Greenville	SC	Office	$25,000	$4,711	7.9%	7.8%	Dec
15	Verizon Wireless, Inc.	Wilmington	NC	Office	$22,750	$3,172	6.7%	7.2%	Dec
16	ANDA Pharmaceuticals, Inc.	Groveport	OH	Industrial	$14,500	$2,980	8.9%	8.3%	Dec
17	Johnson Controls, Inc.(1)	Oberlin	OH	Industrial	$2,000	$-	N/A	N/A	Dec
18	Fred Meyer, Inc.	Newport	OR	Retail	$14,250	$9,544	6.7%	6.7%	Dec
19	Exel Logistics, Inc.	Mechanicsburg	PA	Industrial	$24,500	$11,685	9.5%	7.5%	Dec
20	Xerox Corporation	Lewisville	TX	Industrial	$15,750	$-	9.6%	8.1%	Dec

20	TOTAL DISPOSITIONS				$243,764	$53,070	7.6%	7.4%

(1)	An impairment of $1,670 was taken in 4Q 2007

LEXINGTON REALTY TRUST
2007 Fourth Quarter Disposition to Co-Investment Program

DISPOSITIONS TO NET LEASE STRATEGIC ASSETS FUND L.P.

Month of
	Tenants/Guarantors	Location		Property Type	Disposition
1	Advance PCS, Inc.	Knoxville	TN	Office	Dec
2	American Electric Power	Kingsport	TN	Office	Dec
3	American Golf Corporation	Oklahoma City	OK	Retail	Dec
4	AT&T Wireless Services, Inc.	Oklahoma City	OK	Office	Dec
5	Bay Valley Foods, LLC	Plymouth	IN	Industrial	Dec
6	Corning, Inc.	Erwin	NY	Industrial	Dec
7	Cox Communications, Inc.	Tucson	AZ	Office	Dec
8	EDS Information Services, LLC (Electric Data Systems Corporation)	Des Moines	IA	Industrial	Dec
9	Entergy Services, Inc.	Pine Bluff	AR	Office	Dec
10	Georgia Power Company	McDonough	GA	Office	Dec
11	Kelsey-Hayes Company (TRW Automotive, Inc.)	Livonia	MI	Office	Dec
12	Lithia Motors	Fort Collins	CO	Retail	Dec
13	Litton Loan Servicing L.P.	McDonough	GA	Office	Dec
14	Montgomery County Management Company, LLC	The Woodlands	TX	Office	Dec
15	Nextel of Texas	Temple	TX	Office	Dec
16	Nextel West Corporation	Bremerton	WA	Office	Dec
17	Northrop Grumman Systems Corporation	Pascagoula	MS	Office	Dec
18	Omnipoint Holdings, Inc. (T-Mobile USA, Inc.)	Oakland	ME	Office	Dec
19	Owens Corning Roofing and Asphalt, LLC	Minneapolis	MN	Industrial	Dec
20	Owens Corning, Inc.	Chester	SC	Industrial	Dec
21	Parkway Chevrolet, Inc.	Tomball	TX	Retail	Dec
22	Silver Spring Gardens, Inc. (Huntsinger Farms, Inc.)	Eau Claire	WI	Industrial	Dec
23	SKF USA, Inc.	Franklin	NC	Industrial	Dec
24	TI Group Automotive Systems, LLC	Livonia	GA	Industrial	Dec
25	Unisource Worldwide, Inc.	Jacksonville	FL	Industrial	Dec
26	Voicestream PCS I Corporation (T-Mobile USA, Inc.)	Meridian	ID	Office	Dec
27	Voicestream PCS I Corporation (T-Mobile USA, Inc.)	Lenexa	KS	Office	Dec
28	Voicestream PCS I Corporation (T-Mobile USA, Inc.)	Redmond	OR	Office	Dec
29	Voicestream PCS II Corporation (T-Mobile USA, Inc.)	Mission	TX	Office	Dec
30	Wachovia Bank N.A.	Allentown	PA	Office	Dec

30	TOTAL DISPOSITIONS TO NET LEASE STRATEGIC ASSETS FUND L.P.

LEXINGTON REALTY TRUST
2007 Fourth Quarter Leasing Activity

NEW LEASES

				Property	Lease Expiration		Cash Rent Per
	Tenants/Guarantors	Location		Type	Date	Sq. Ft.	Annum ($000)
1	AboveNet Communications, Inc.	San Francisco	CA	Office	01/2013	3,666	$132
2	Amica Mutual Insurance Company	Glen Allen	VA	Office	07/2015	4,329	$82
3	Carolina Logistics Services	New Kingston	PA	Industrial	MTM	168,000	$756
4	Dr. Marvin Winter	Decatur	GA	Office	12/2017	1,506	$39
5	Glen-Mar Rehabilitation	Dallas	TX	Office	12/2008	969	$16
6	Miller Travel, Inc.	Dallas	TX	Office	12/2010	746	$10
7	Molina Healthcare, Inc.	Long Beach	CA	Office	12/2019	166,770	$3,602
8	Owens Corning Insulating Systems, LLC	Hebron	OH	Industrial	04/2008	102,960	$278
9	PCC Natural Markets	Edmonds	WA	Retail	05/2028	34,459	$603
10	Scott Carlson Real Estate, Inc.	Dallas	TX	Office	12/2010	1,058	$16
11	TXU Energy Retail Company, LLC	Irving	TX	Office	03/2023	180,000	$2,070
12	W.D Graue, Inc.	Dallas	TX	Office	07/2012	1,995	$27

12	TOTAL NEW LEASES					666,458	$7,631

LEASE EXTENSIONS

				Property	Lease Expiration		Cash Rent Per
	Tenants/Guarantors	Location		Type	Date	Sq. Ft.	Annum ($000)
1	AT&T Wireless Services, Inc.	Harrisburg	PA	Office	12/2013	81,859	$1,780
2	Comprehensive Logistics, Inc.	Antioch	TN	Industrial	01/2008	80,000	$33
3	Essex Group, Inc.	Franklin	TN	Industrial	12/2013	289,330	$735
4	Joseph Campbell Company	Marshall	MI	Industrial	09/2011	53,600	$120
5	Pathmark Stores, Inc.	Port Chester	NY	Retail	10/2013	59,000	$458
6	Unilever Supply Chain, Inc.	Owensboro	KY	Industrial	12/2020	443,380	$1,048
7	Washington Mutual Home Loans, Inc.	Florence	SC	Office	06/2013	177,747	$1,750

7	TOTAL LEASE EXTENSIONS					1,184,916	$5,924

19	TOTAL NEW AND RENEWED LEASES					1,851,374	$13,555

LEXINGTON REALTY TRUST
2007 Fourth Quarter Acquisition Summary

ACQUISITIONS

								Estimated
								Current
						Estimated Average		Annual Cash
				Property		Annual GAAP	Average	Rent, Net	Current Cash
	Tenants/Guarantors	Location		Type	Basis ($000)	Rent, Net ($000)	GAAP Yield	($000)	Yield	Lease Due
1	Litton Loan Servicing L.P.	McDonough	GA	Specialty	$13,739	$1,091	7.9%	$1,091	7.9%	08/2017

1	TOTAL ACQUISITION				$13,739	$1,091	7.9%	$1,091	7.9%

LEXINGTON REALTY TRUST
Selected Balance Sheet Account Detail
December 31, 2007

Investments in and advances to non-consolidated entities	$226,476

Lexington’s “Investments in and advances to non-consolidated entities” line item includes investments in entities which invest in real estate debt securities and net leased properties. A summary is as follows:

Investment in debt platform	$155,829
Investment in net lease partnerships	70,647

Other assets	$88,513

The components of other assets are:

Restricted cash	$4,185
Due from lender/trustee	36,841
CIP/Deposits	13,819
Debt investments	15,926
Equipment	2,716
Prepaids	6,888
Other receivables	7,267
Other	871

Accounts payable and other liabilities	$49,442

The components of accounts payable and other liabilities are:

Accounts payable and accrued expenses	$15,063
CIP accruals	12,917
Taxes	950
Deferred lease costs	8,756
Subordinated notes	3,081
Deposits	1,370
Escrows	2,798
Transaction costs	4,507

LEXINGTON REALTY TRUST
Select Income Statement Account Detail
Twelve Months Ending December 31, 2007
$000

Equity in earnings of non-consolidated entities	$46,467

The components of equity in earnings of non-consolidated entities are as follows:
Gains on sale of joint venture properties	$35,722
Equity in earnings	10,745

Advisory and incentive fees	$13,567

The components of advisory fees are as follows:
Asset management fees	$1,882
Incentive fees earned	11,685

LEXINGTON REALTY TRUST
Consolidated Properties: Mortgages and Notes Payable
12/31/2007

							Current Est.
							Annual Debt		Balloon
			Debt Balance				Service		Payment
Property	Footnotes		($000)	Interest Rate (%)	Maturity	(a)	($000)	(d)	($000)

Bristol, PA			9,262	7.400%	02/2008		—		9,262
Garwood, NJ			95	5.000%	05/2008		100		—
Decatur, GA			6,106	6.720%	06/2008		241		6,049
Palm Beach Gardens, FL			10,536	7.010%	06/2008		485		10,418
Canton, OH			2,992	7.150%	08/2008		183		2,936
Spartanburg, SC			2,486	7.150%	08/2008		152		2,438
Irvine, CA			4,079	9.339%	09/2008		4,239		—
Owensboro, KY			4,666	7.940%	12/2008		3,361		—
Columbia, MD			942	8.625%	12/2008		371		719
Clinton, CT			721	7.940%	12/2008		519		—
Long Beach, CA			15,923	6.250%	01/2009		11,286		—
Long Beach, CA			5,902	6.160%	01/2009		4,180		—
Florence, SC			8,677	7.500%	02/2009		869		8,443
Canton, OH			427	9.490%	02/2009		388		—
Baton Rouge, LA			1,581	7.375%	03/2009		208		1,478
Bristol, PA			5,442	7.250%	04/2009		571		5,228
Henderson, NC			4,007	7.390%	05/2009		417		3,854
Westland, MI			1,087	10.500%	09/2009		683		—
Houston, TX	(b	)	19,663	5.810%	10/2009		2,032		18,229
High Point, NC			8,146	5.750%	10/2009		695		7,741
Salt Lake City, UT			4,711	7.610%	10/2009		2,901		—
San Francisco, CA			22,455	3.893%	12/2009		2,110		20,000
Pleasanton, CA			4,414	10.250%	12/2009		727		3,808
Richmond, VA			15,745	8.100%	02/2010		1,511		15,257
Fishers, IN	(b	)	14,283	5.880%	04/2010		1,499		12,960
Hampton, VA			6,984	8.270%	04/2010		677		6,758
Hampton, VA			4,283	8.260%	04/2010		415		4,144
Lorain, OH	(b	)	2,017	5.540%	07/2010		905		—
Manteca, CA	(b	)	1,425	5.540%	07/2010		639		—
Watertown, NY	(b	)	1,340	5.540%	07/2010		601		—
Lewisburg, WV	(b	)	941	5.540%	07/2010		422		—
San Diego, CA	(b	)	908	5.540%	07/2010		408		—
Galesburg, IL	(b	)	799	5.540%	07/2010		359		—
Tampa, FL			7,941	6.930%	08/2010		674		7,603
Tampa, FL			5,741	6.880%	08/2010		485		5,495
Irving, TX	(b	)	26,408	5.880%	10/2010		2,432		24,454
Lake Mary, FL	(b	)	13,079	5.880%	10/2010		1,181		12,118
Lake Mary, FL	(b	)	13,040	5.880%	10/2010		1,178		12,082
Herndon, VA			18,041	8.180%	12/2010		1,723		17,301
Parsippany, NJ	(b	)	40,151	5.860%	03/2011		3,472		37,047
Glendale, AZ			14,084	7.400%	04/2011		1,258		13,365
Renswoude, NA			39,178	5.305%	04/2011		2,827		36,680
Dallas, TX			30,582	5.126%	05/2011		1,594		30,582
Wallingford, CT			3,371	4.926%	05/2011		221		3,187
Auburn Hills, MI			6,590	7.010%	06/2011		637		5,918
Plymouth, MI			4,442	7.960%	07/2011		421		4,171

LEXINGTON REALTY TRUST
Consolidated Properties: Mortgages and Notes Payable
12/31/2007

							Current Est.
							Annual Debt		Balloon
			Debt Balance	Interest Rate			Service		Payment
Property	Footnotes		($000)	(%)	Maturity	(a)	($000)	(d)	($000)

Winchester, VA	(b	)	10,606	5.860%	08/2011		908		9,675
New Kingston, PA			6,780	7.790%	01/2012		678		6,101
Mechanicsburg, PA			5,005	7.780%	01/2012		500		4,503
New Kingston, PA			3,230	7.780%	01/2012		323		2,906
Milford, OH	(b	)	16,220	5.860%	02/2012		1,822		12,686
Lake Forest, CA			10,352	7.260%	02/2012		901		9,708
Fort Worth, TX	(b	)	18,981	5.510%	05/2012		1,280		17,823
Memphis, TN			17,427	5.247%	05/2012		1,181		16,222
Raleigh, NC	(b	)	12,589	5.860%	05/2012		649		12,543
Lakewood, CO			8,493	5.097%	05/2012		566		7,890
Farmington Hills, MI	(b	)	19,617	5.860%	09/2012		1,500		17,724
Laurens, SC	(b	)	16,240	5.870%	09/2012		1,396		14,022
Temperance, MI	(b	)	10,909	5.870%	09/2012		936		9,400
Baton Rouge, LA	(b	)	6,461	5.520%	10/2012		443		5,943
San Antonio, TX			28,671	6.080%	10/2012		2,260		26,025
Plymouth, MI	(b	)	11,847	5.860%	12/2012		1,026		10,026
Colorado Springs, CO	(b	)	11,381	5.870%	12/2012		887		10,272
Foxboro, MA	(b	)	14,091	6.000%	01/2013		2,817		—
Fort Mill, SC			10,903	6.000%	01/2013		839		9,904
Centennial, CO	(b	)	15,322	5.550%	02/2013		1,177		13,555
Los Angeles, CA	(b	)	78,092	5.860%	05/2013		5,361		73,071
Atlanta, GA			44,228	5.268%	05/2013		3,004		40,356
Dallas, TX	(b	)	39,580	5.550%	05/2013		2,702		36,453
Houston, TX			17,261	5.218%	05/2013		1,166		15,737
Southington, CT			13,456	5.018%	05/2013		890		12,228
Tempe, AZ			13,336	5.148%	05/2013		894		12,144
Indianapolis, IN			9,419	5.168%	05/2013		633		8,580
Fort Meyers, FL			8,912	5.268%	05/2013		477		8,550
Phoenix, AZ			18,807	6.270%	09/2013		1,527		16,490
Foxboro, MA	(b	)	18,351	6.000%	01/2014		3,270		—
Moody, AL			7,241	4.978%	01/2014		493		6,350
Arlington, TX	(b	)	20,860	5.870%	02/2014		1,551		18,588
Las Vegas, NV			21,547	6.150%	02/2014		4,160		429
Logan Township, NJ	(b	)	7,318	5.870%	04/2014		482		6,784
Clive, IA			5,784	5.139%	05/2014		387		5,151
Fort Mill, SC			20,238	5.373%	05/2014		1,364		18,311
Philadelphia, PA			48,727	5.060%	07/2014		3,178		43,547
Eau Claire, WI			1,583	8.000%	07/2014		313		—
Memphis, TN			65,572	6.150%	09/2014		4,089		65,572
Memphis, TN			11,228	6.150%	09/2014		1,344		5,840
Columbus, IN			42,800	6.150%	09/2014		2,669		40,429
Las Vegas, NV			31,235	6.150%	09/2014		1,948		31,235
Issaquah, WA	(b	)	31,588	5.890%	12/2014		1,668		30,388
Canonsburg, PA	(b	)	9,070	5.550%	12/2014		489		9,095
Chicago, IL	(b	)	28,975	5.870%	01/2015		1,552		29,900
Carrollton, TX			13,921	5.530%	01/2015		993		12,022

LEXINGTON REALTY TRUST
Consolidated Properties: Mortgages and Notes Payable
12/31/2007

							Current Est.
							Annual Debt	Balloon
			Debt Balance	Interest Rate			Service	Payment
Property	Footnotes		($000)	(%)	Maturity	(a)	($000) (d)	($000)

Herndon, VA	(b	)	11,930	5.870%	04/2015		888	10,359
Richmond, VA	(b	)	19,485	5.510%	05/2015		1,029	18,321
Kalamazoo, MI			17,243	5.411%	05/2015		1,189	15,087
Houston, TX			16,589	5.160%	05/2015		1,114	14,408
Rockaway, NJ			14,900	5.292%	05/2015		802	14,900
Houston, TX			12,955	5.210%	05/2015		874	11,265
Fishers, IN			12,881	5.160%	05/2015		865	11,188
San Antonio, TX			12,784	5.340%	05/2015		875	11,149
Atlanta, GA			11,325	5.260%	05/2015		606	10,502
Los Angeles, CA			11,234	5.110%	05/2015		750	9,760
Richmond, VA			10,373	5.310%	05/2015		708	9,055
Harrisburg, PA			8,986	5.110%	05/2015		599	7,780
Knoxville, TN			7,627	5.310%	05/2015		520	6,658
Tulsa, OK			7,509	5.060%	05/2015		499	6,517
Carrollton, TX	(b	)	20,246	5.870%	07/2015		1,136	18,677
Elizabethtown, KY			15,874	4.990%	07/2015		1,068	13,648
Hopkinsville, KY			9,304	4.990%	07/2015		626	7,999
Dry Ridge, KY			7,112	4.990%	07/2015		506	6,238
Owensboro, KY			6,346	4.990%	07/2015		452	5,568
Elizabethtown, KY			2,994	4.990%	07/2015		201	2,574
Houston, TX	(b	)	60,193	6.250%	09/2015		7,118	18,318
Houston, TX	(b	)	24,498	6.250%	09/2015		2,923	6,985
Sugar Land, TX	(b	)	15,670	6.250%	09/2015		1,944	6,286
Houston, TX	(b	)	6,948	6.250%	09/2015		807	2,222
Danville, IL			6,161	9.000%	01/2016		692	4,578
Bridgewater, NJ			14,805	5.732%	03/2016		863	13,824
Omaha, NE			8,802	5.610%	04/2016		621	7,560
Tempe, AZ			8,313	5.610%	04/2016		586	7,140
Lisle, IL			10,450	6.500%	06/2016		742	9,377
Dallas, TX	(b	)	18,563	5.870%	07/2016		1,139	18,363
Rochester, NY			18,800	6.210%	08/2016		1,252	16,765
Statesville, NC			14,100	6.210%	08/2016		939	12,574
Rockford, IL			6,900	6.210%	08/2016		460	6,153
Glenwillow, OH			17,000	6.130%	09/2016		1,106	15,132
El Segundo, CA	(h	)	54,283	5.675%	12/2016		3,820	45,723
Memphis, TN			3,951	5.710%	01/2017		229	3,484
Orlando, FL			9,975	5.722%	02/2017		580	9,309
Shreveport, LA			19,000	5.690%	04/2017		1,099	19,000
Coppell, TX			14,400	5.710%	06/2017		836	14,400
Dubuque, IA			10,597	5.402%	06/2017		733	8,725
McDonough, GA			23,000	6.110%	11/2017		1,429	21,651
Lorain, OH	(b	)	1,280	7.750%	07/2018		108	—
Manteca, CA	(b	)	904	7.750%	07/2018		77	—
Watertown, NY	(b	)	850	7.750%	07/2018		72	—
Lewisburg, WV	(b	)	597	7.750%	07/2018		51	—
San Diego, CA	(b	)	576	7.750%	07/2018		49	—

LEXINGTON REALTY TRUST
Consolidated Properties: Mortgages and Notes Payable
12/31/2007

							Current Est.
							Annual Debt		Balloon
			Debt Balance	Interest Rate			Service		Payment
Property	Footnotes		($000)	(%)	Maturity	(a)	($000)	(d)	($000)

Galesburg, IL	(b	)	507	7.750%	07/2018		43		—
Overland Park, KS	(b	)	37,464	5.900%	05/2019		2,230		31,819
Kansas City, MO	(b	)	17,876	5.900%	05/2019		1,064		15,182
Streetsboro, OH	(b	)	19,462	5.900%	09/2019		1,172		16,338
Boca Raton, FL			20,400	6.470%	02/2020		1,342		18,383
Houston, TX			9,742	5.640%	12/2020		692		7,018
Wall Township, NJ	(b	)	29,430	6.250%	01/2021		2,372		—
Hilliard,OH			28,960	5.907%	02/2021		1,739		27,483
Charleston, SC			7,350	5.850%	02/2021		437		6,632
Durham, NH	(b	)	19,273	6.750%	03/2021		1,312		—
Antioch, TN	(b	)	14,781	5.630%	10/2021		1,580		774
Whippany, NJ			16,627	6.298%	11/2021		1,344		10,400
Dillon, SC			22,938	5.974%	02/2022		1,832		13,269
El Segundo, CA	(h	)	16,965	4.860%	01/2024		66		13,955
El Segundo, CA	(h	)	13,880	4.860%	01/2024		54		11,417

Subtotal/Wtg. Avg. /Years Remaining			2,183,915	5.906%	6.6		193,811		1,765,795

Corporate
Credit Facility	(c	)	—	—	06/2008		—		—
Term Loan	(f	)	213,635	5.850%	06/2009		12,498		213,635
Exchangeable Notes	(e	)	450,000	5.450%	01/2012		24,525		450,000
Trust Preferred Notes	(g	)	200,000	6.804%	04/2037		13,608		200,000

Subtotal/Wtg. Avg. /Years Remaining			863,635	5.863%	9.2		50,631		863,635

Total/Wtg. Avg. /Years Remaining			$3,047,550	5.894%	7.4		$244,442		$2,629,430

(a)	Subtotal and total based on weighted average term to maturity shown in years based on debt balance.

(b)	Debt balances based upon imputed interest rates.

(c)	Floating rate debt 30/60/90 day LIBOR plus 120 to 170 bps.

(d)	Remaining payments for debt with less than 12 months to maturity, all others are debt service for next 12 months.

(e)	Holders have the right to put notes to the Company commencing 2012 and every five years thereafter, notes mature 2027.

(f)	Floating rate debt 30 day LIBOR plus 60 bps.

(g)	Rate fixed through April 2017, thereafter LIBOR plus 170 bps

(h)	Property held for sale.

LEXINGTON REALTY TRUST
Unconsolidated Properties: Mortgages & Notes Payable
12/31/2007

						Current
						Estimated		Proportionate
						Annual		Share
		Debt	LXP			Debt	Balloon	Balloon
		Balance	Proportionate	Interest		Service	Payment	Payment
Joint Venture	Footnotes	($000)	Share ($000)	Rate (%)	Maturity	($000)	($000)	($000)

One Arkansas		$441	$154	6.850%	05/2008	$457	$-	$-
Net Lease Strategic		10,455	4,935	7.800%	04/2009	992	10,236	4,831
Dallas Commerce		13,508	3,512	6.680%	06/2009	9,614	-	-
BCBS LLC		23,203	9,281	7.850%	10/2009	2,196	22,586	9,034
Harpard		1,506	406	9.875%	01/2011	569	-	-
Net Lease Strategic		2,258	1,066	7.500%	01/2011	226	2,076	980
Taber		918	248	10.125%	06/2011	313	-	-
Jayal		1,241	372	11.500%	03/2012	409	-	-
Net Lease Strategic		22,761	10,743	5.510%	05/2012	1,188	22,153	10,456
Net Lease Strategic		5,023	2,371	5.950%	09/2013	381	4,496	2,122
Net Lease Strategic		9,605	4,534	5.616%	04/2014	697	8,484	4,004
Net Lease Strategic		1,473	695	8.500%	03/2015	271	-	-
Net Lease Strategic — Oklahoma TIC		14,749	2,786	5.240%	05/2015	786	2,583	488
Net Lease Strategic		12,675	5,983	5.212%	06/2015	712	11,349	5,357
Net Lease Strategic		6,251	2,950	5.783%	06/2015	462	5,371	2,535
Net Lease Strategic		8,758	4,134	6.090%	01/2016	668	7,446	3,515
Net Lease Strategic		6,473	3,055	6.090%	04/2016	494	5,465	2,579
Net Lease Strategic		6,584	3,108	6.315%	09/2016	497	5,723	2,701
One Summit		19,997	5,999	9.375%	10/2016	3,344	-	-
Net Lease Strategic		9,309	4,394	6.063%	11/2016	683	8,023	3,787
One Summit		12,869	3,861	10.625%	11/2016	2,239	-	-
Dallas Commerce		12,512	3,253	15.000%	12/2018	1,877	-	-
Net Lease Strategic		9,299	4,389	5.910%	10/2018	728	6,624	3,127
Net Lease Strategic		10,033	4,736	6.010%	08/2019	753	7,658	3,615
Net Lease Strategic		7,500	3,540	6.507%	11/2019	496	6,692	3,159
Net Lease Strategic		10,098	4,766	6.270%	12/2019	774	7,755	3,660
Net Lease Strategic		10,227	4,827	5.930%	10/2020	750	7,660	3,616
Net Lease Strategic		9,715	4,585	5.460%	12/2020	741	5,895	2,782
Net Lease Strategic		13,056	6,162	5.380%	08/2025	1,144	362	171

Subtotal/Wtg. Avg. (5)/Years Remaining (6)		$272,497	$110,845	6.788%	8.0	$34,461	$158,637	$72,519

LEXINGTON REALTY TRUST
Unconsolidated Properties: Mortgages & Notes Payable
12/31/2007

						Current
						Estimated		Proportionate
						Annual		Share
		Debt	LXP			Debt	Balloon	Balloon
		Balance	Proportionate	Interest		Service	Payment	Payment
Joint Venture	Footnotes	($000)	Share ($000)	Rate (%)	Maturity	($000)	($000)	($000)

Corporate
Concord	(1)	48,710	24,355	5.490%	11/2008	2,711	48,710	24,355
Concord	(4)	39,079	19,540	5.900%	12/2008	2,338	39,079	19,540
Concord	(4)	16,414	8,207	5.950%	03/2009	990	16,414	8,207
Concord	(2)	308,508	154,254	5.840%	03/2009	18,267	308,508	154,254
Concord	(4)	59,613	29,807	5.850%	12/2012	3,536	59,613	29,807
Concord	(3)	376,650	188,325	5.825%	12/2016	21,940	376,650	188,325

Subtotal/Wtg. Avg. (5)/Years Remaining (6)		$848,974	$424,488	5.819%	4.8	$49,782	$848,974	$424,488

Total/Wtg. Avg. (5)/Years Remaining (6)		$1,121,471	$535,333	6.020%	5.5	$84,243	$1,007,611	$497,007

(1)	Represents amount outstanding on $200.0 million repurchase agreement, variable rate.

(2)	Represents amount outstanding on $350.0 million repurchase agreement, variable rate.

(3)	Collateralized debt obligation of investment grade-rated debt secured directly or indirectly by real estate assets.

(4)	Represents amount outstanding on term loans.

(5)	Weighted average interest rate based on proportionate share.

(6)	Weighted average years remaining on maturities based on proportionate debt balance.

LEXINGTON REALTY TRUST
Mortgage Maturity Schedule
12/31/2007

Consolidated Properties
			Balloon Weighted
	Scheduled	Payments Balloon	Average Interest
Year	Amortization( $000)	( $000)	Rate %
2008	$68,260	$31,822	7.13%
2009	57,137	282,415	5.87
2010	46,379	118,171	6.84
2011	43,435	140,624	5.79
2012	44,198	633,794	5.60

	$259,409	$1,206,826	5.85%

Joint Venture Properties - LXP Proportionate Share
			Balloon Weighted
	Scheduled	Balloon	Average Interest
Year	Amortization ( $000)	Payments ( $000)	Rate %
2008	$4,685	$43,895	5.67%
2009	3,786	176,326	6.00
2010	2,755	—	—
2011	2,863	980	7.50
2012	2,878	40,263	5.76

	$16,967	$261,464	5.92%

LEXINGTON REALTY TRUST
Base Rent Estimates for Current Assets
12/31/07
($000)

Year	Cash	GAAP
2008	$423,817	$412,983
2009	363,816	386,489
2010	309,741	339,243
2011	288,308	315,800
2012	258,269	289,030
Amounts assume all below market leases are renewed by
the tenants at the option rate and no new or renegotiated lease are entered into for any other property.

Investor Information

Transfer Agent
Mellon Investor Services, LLC
480 Washington Blvd.
Jersey City NJ 07310-1900
(800) 850-3948
www.melloninvestor.com

Investor Relations

Patrick Carroll
Executive Vice President and Chief Financial Officer
Telephone (direct)	(212) 692-7215
Facsimile (main)	(212) 594-6600
E-mail	pcarroll@lxp.com

Research Coverage

Bear, Stearns & Co., Inc.
Ross Smotrich	(212) 272-8046
Jeffrey Langbaum	(212) 272-4201
George Hoglund, CFA	(212) 272-6272

Cantor Fitzgerald
Philip Martin	(312) 469-7485
Matthew Thorp	(312) 469-7484

Friedman, Billings, Ramsey
Merrill Ross	(703) 312-9769
Gabe Poggi	(703) 469-1141

J.P. Morgan Chase
Anthony Paolone, CFA	(212) 622-6682
Michael W. Mueller, CFA	(212) 622-6689
Joseph Dazio, CFA	(212) 622-6416
Gregory P. Stuart	(212) 622-5390

Keefe, Bruyette & Woods
Sheila K. McGrath	(212) 887-7793

Raymond James & Assoc.
Paul Puryear	(727) 567-2253
Ken Avalos	(727) 567-2660

Stifel Nicolaus
John W. Guinee	(443) 224-1307